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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

March 24, 2010
Hamilton, Bermuda

Dear Shareholders:

        It is with great pleasure that we invite you to our 2010 Annual General Meeting of shareholders. The meeting will be held on Thursday, May 6, 2010 at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. Atlantic Time.

        Our formal agenda for this year's meeting is to vote on the election of directors, to vote on amended and restated Bye-laws, to ratify the selection of independent auditors for 2010, and to direct us to vote on directors and/or independent auditors for certain of our subsidiaries. In addition, we will report to you the highlights of 2009 and discuss the outlook for our business in 2010. We will also answer any questions you may have. Representatives of our independent accountants will be in attendance at the meeting and will be available to answer questions as well.

        Whether or not you plan to attend the meeting, your vote on these matters is important to us. Please complete, sign and return the enclosed proxy card in the envelope provided. Alternatively, you can vote your proxy by telephone or through the Internet by following the instructions on the enclosed proxy card.

        If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange no longer allows brokers to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of shares.

        We look forward to seeing you at the meeting.

Sincerely,

Walter A. Scott Chairman of the Board	Dominic J. Frederico President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

March 24, 2010
Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

        The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Thursday, May 6, 2010, at 8:00 a.m. Atlantic Time at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda, for the following purposes:

  1.
  To elect three Class III directors to hold office until 2013;

  2.
  To vote on the first amended and restated Bye-laws of AGL;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as AGL's independent auditors for the fiscal year ending December 31, 2010;

  4.
  To direct AGL to vote for directors of, and the ratification of the appointment of independent auditors for its subsidiary, Assured Guaranty Re Ltd. and to direct AGL to vote for the ratification of independent auditors for its subsidiary, Assured Guaranty Ireland Holdings Ltd.; and

  5.
  To transact such other business, if any, as lawfully may be brought before the meeting.

        Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 16, 2010, are entitled to notice of, and to vote at, the Annual General Meeting.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU MAY ALSO VOTE BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,
James M. Michener Secretary

i

ii

ASSURED GUARANTY LTD.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
March 24, 2010

PROXY STATEMENT

 INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty or the Company to refer to AGL and its subsidiaries) is soliciting your proxy to vote at the 2010 Annual General Meeting, which will be held on Thursday, May 6, 2010 at 8:00 a.m. Atlantic Time at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda. A copy of our Annual Report to shareholders for the fiscal year ended December 31, 2009 accompanies this proxy statement.

        This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

        We will begin mailing this proxy statement on or about April 6, 2010 to all shareholders entitled to vote.

What proposals will be voted on at the Annual General Meeting?

        There are four proposals scheduled to be voted on at the Annual General Meeting:

  •
  The election of three Class III directors.

  •
  The approval and adoption of the First Amended and Restated Bye-laws of AGL, which we refer to as the Amended Bye-laws.

  •
  The ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which we refer to as PwC, as our independent auditors for 2010.

  •
  Directing AGL to vote for the election of the directors of, and the ratification of the appointment of the independent auditors for, our subsidiary Assured Guaranty Re Ltd., which we refer to as AG Re and for the ratification of the appointment of the independent auditors for our subsidiary, Assured Guaranty Ireland Holdings Ltd., which we refer to as AG Ireland.

        AGL's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of the Amended Bye-laws, "FOR" the appointment of the selection of PwC as our independent auditors for 2010 and "FOR" directing AGL to vote for the election of the directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re and for the ratification of the appointment of the independent auditors for our subsidiary, AG Ireland.

 Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Thursday May 6, 2010

        Yes. Our proxy statement for the 2010 Annual General Meeting, form of proxy card and 2009 Annual Report are available at http://www.assuredguaranty.com/annualmeeting.html.

 Who is entitled to vote?

        March 16, 2010 is the record date for the Annual General Meeting. If you owned our common shares at the close of business on March 16, 2010, you are entitled to vote. On that date, we had            of our common shares outstanding and entitled to vote at the Annual General Meeting, including             unvested restricted common shares. Our common shares are our only class of voting stock. The closing price of our common shares on March 16, 2010 was $        .

How many votes do I have?

        You have one vote for each of our common shares that you owned at the close of business on March 16, 2010. However, if your shares are considered "controlled shares," which our Bye-laws define generally to include all of our common shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, owned by any "United States person," as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the "Internal Revenue Code," and such shares constitute 9.5% or more of our issued common shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.

        The proxy card indicates the number of common shares you are entitled to vote, without giving effect to the controlled share rule described above.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Shareholder of Record

        If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. We have enclosed a proxy card if you vote by mail or to refer to if you vote by telephone or on the Internet. You may also vote by telephone or on the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?"

  Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "Information About the

Annual General Meeting and Voting—How do I vote in person at the Annual General Meeting?" Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?"

How do I vote by proxy if I am a shareholder of record?

        If you are a shareholder of record and you properly fill in your proxy card and it is received by us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

  •
  "FOR" the election of three Class III directors.

  •
  "FOR" the approval and adoption of the Amended Bye-laws.

  •
  "FOR" the ratification of PwC as our independent auditors for 2010.

  •
  "FOR" directing AGL to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re and for the ratification of independent auditors for our subsidiary, AG Ireland.

        If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on your proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting, other than those discussed in this proxy statement.

How do I give voting instructions if I am a beneficial holder?

        If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the New York Stock Exchange, which we refer to as the NYSE, brokers have discretionary power to vote your shares with respect to "routine" matters, but they do not have discretionary power to vote your shares on "non-routine" matters. Unlike in previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your vote with respect to directors, and any other matter treated as non-routine by the NYSE, is counted.

 May I vote by telephone or via the Internet?

        Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote by telephone or via the Internet. We encourage you to do so because your vote is then tabulated faster than if you mailed it. Please note that there are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

        If you are a shareholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

        If you are a beneficial owner and hold your shares in "street name," you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet.

        The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

        Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual General Meeting and vote.

May I revoke my proxy?

        Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

  •
  Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

  •
  Send a letter revoking your proxy to AGL's Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

  •
  Attend the Annual General Meeting and vote in person.

        If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the Annual General Meeting?

        You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card or proof of identification. Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 16, 2010.

        Even if you plan to attend the Annual General Meeting, AGL recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

        You can obtain directions to attend the 2010 Annual General Meeting by contacting Natasha Medeiros at 441-279-5705 or at nmedeiros@assuredguaranty.bm.

What votes need to be present to hold the Annual General Meeting?

        To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the common shares that were outstanding on March 16, 2010.

 What vote is required to approve each proposal?

        The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

  •
  The election of each nominee for Class III director,

  •
  The approval of the Amended Bye-laws,

  •
  The ratification of the selection of PwC as independent auditors for 2010, and

  •
  Directing AGL to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re and for the ratification of the independent auditors for our subsidiary, AG Ireland.

How are votes counted?

        In the election of AGL directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the approval of the Amended Bye-laws, and the ratification of AGL's independent auditors. With respect to directing AGL to vote for the election of directors of our subsidiary, AG Re, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. With respect to directing AGL to vote for the ratification of AG Re's or AG Ireland's independent auditors, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign your broker voting instruction card with no further instructions, your shares will be voted in the broker's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I give voting instructions if I am a beneficial holder?", election of directors is now considered a non-routine matter. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

What is the effect of broker non-votes and abstentions?

        A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Common shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common shares that are beneficially owned and are voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Abstentions and broker non-votes will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no direct effect on the outcome of the proposals to elect directors, to approve the Amended Bye-laws, to ratify the appointment of AGL's independent accountants or to approve the subsidiary matters.

Are there any voting agreements with respect to our common shares?

        The funds affiliated with Wilbur L. Ross, Jr., one of our directors, have each agreed that they will vote all common shares of AGL owned by them solely in proportion with the votes cast by holders of AGL's common shares on any matter put before them.

        The funds affiliated with Mr. Ross have each agreed to be subject to the 9.5% voting limitation described in "How many votes do I have?"

 What are the costs of soliciting these proxies and who will pay them?

        AGL will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Inc. is assisting us with the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses.

Where can I find the voting results?

        We will publish the voting results in a Form 8-K that we will file with the Securities and Exchange Commission, which we refer to as the SEC, by May 12, 2010. You can find the Form 8-K on our website at www.assuredguaranty.com.

Will AGL's independent accountants attend the Annual General Meeting?

        PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Do directors attend the Annual General Meeting?

        Our Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of shareholders and any special meeting of shareholders called by AGL to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances; directors are encouraged to attend all other special meetings of shareholders called by AGL. All but one of our directors then in office attended the Annual General Meeting that was held on May 7, 2009.

Can a shareholder communicate directly with our Board? If so, how?

        Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board. Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses. Alternatively, shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, although mail to Bermuda is not as prompt as e-mail. Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

Whom should I call if I have any questions?

        If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at 441-279-5702 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of AGL common shares, please contact Sabra Purtill, our Managing Director, Investor Relations, at 441-279-5700 or 212-408-6044 or at spurtill@assuredguaranty.com.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies since becoming a public company following our 2004 initial public offering, which we refer to as our IPO. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and Board self-evaluations. Our Corporate Governance Guidelines contains our Categorical Standards for Director Independence. We have also adopted a Code of Conduct for our employees and directors and charters for each of our Compensation Committee, Audit Committee, Nominating and Governance Committee, Finance Committee and Risk Oversight Committee. The full text of our Corporate Governance Guidelines, our Code of Conduct and each committee charter, are available on our website located at www.assuredguaranty.com and you can view and print these documents by accessing our website, then clicking on "Investor Information," followed by "Corporate Governance." In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct, Categorical Standards for Director Independence and the committee charters by contacting our Secretary via:
	Telephone	441-279-5702
	Facsimile	441-279-5701
	e-mail	jmichener@assuredguaranty.com
Independent Director Meetings

The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-management directors meet periodically at executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors.

Other Corporate Governance Highlights	• Our Board has a substantial majority of non-management, independent directors.

•       Only non-management, independent directors may serve on our Audit, Compensation and Nominating and Governance Committees and currently only non-management directors serve on our Finance and Risk Oversight Committees.

• Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditors. It also has the authority to retain outside advisors.
• No member of our Audit Committee simultaneously serves on the audit committees of more than two public companies.

•       Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it. Our Compensation Committee evaluates the performance of the Chief Executive Officer, whom we refer to as our CEO, based on corporate goals and objectives and, with the other independent directors, sets his compensation based on this evaluation.

•       We have adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•       In addition to AGL's quarterly Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of the Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

The Board of Directors

        Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on the Company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

        The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2009 plus attended our annual business review meeting. From time to time, the Board has telephone information sessions on various topics. All of our incumbent directors, except for Mr. Ross, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2009.

        Mr. Ross became a director of AGL in May 2008 in connection with the purchase by investment funds affiliated with him of AGL common shares that resulted in proceeds to the Company of $250 million. In November 2008, investment funds affiliated with Mr. Ross also agreed to provide a $361 million backstop commitment in connection with funding the Company's acquisition of Financial Security Assurance Holdings Ltd., which is now named AGM Holdings Inc. and which we refer to as

AGMH. Because AGL was able to complete an equity offering in June 2009, the funds affiliated with Mr. Ross were not required to provide financing pursuant to the backstop commitment; however, these funds did purchase 3,850,000 common shares in that public offering. Also in 2009, Mr. Ross was instrumental in assisting the Company in entering into an agreement to provide mortgage securities analytical services to Invesco Institutional (N.A.), Inc., an organization affiliated with Mr. Ross, which we refer to as Invesco. Although Mr. Ross had scheduling conflicts from his other business interests that prevented him from attending many of AGL's Board of Directors meetings, Mr. Ross has made his expertise available to the Company outside of Board meetings, in addition to providing material financing assistance to the Company. In cases of Board meetings where Mr. Ross was unable physically to attend the meeting, he had extensive discussions about the subject matter of each meeting with management and other Board members. Consequently his views on all topics were made clear to all other directors as well as management. In addition, Mr. Ross frequently met with members of management, outside the context of Board meetings, and spent extensive time in connection with the Company's acquisition of AGMH and with ratings agency matters affecting the Company. The Board of Directors considers the service of Mr. Ross on the Board to be beneficial to the Company despite time constraints he experienced in connection with his other business responsibilities. Mr. Ross makes significant contributions to the governance of the Company outside of formal Board meetings. The skill, capability and knowledge that he possesses makes him valuable to our Board of Directors and management.

Director independence

        In February 2010, our Board determined that the following directors are independent under the listing standards of the NYSE: Neil Baron, Francisco L. Borges, G. Lawrence Buhl, Stephen A. Cozen, Patrick W. Kenny, Donald H. Layton, Robin Monro-Davies, Michael T. O'Kane and Walter A. Scott. These independent directors constitute substantially more than a majority of AGL's Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. In particular, the Board determined that the amounts paid to Cozen O'Connor Federal Political Strategies, which is majority owned by a law firm of which our director, Stephen Cozen, is Chairman and a shareholder (discussed under "What related person transactions do we have—Stephen A. Cozen"), were insufficient to constitute a material relationship between the Company and Mr. Cozen. A copy of our Categorical Standards for Director Independence is attached as Exhibit A to this proxy statement and is also available as part of our Corporate Governance Guidelines by accessing our website at www.assuredguaranty.com, then clicking on "Investor Information," followed by "Corporate Governance." The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company.

The committees of the Board

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Finance Committee and a Risk Oversight Committee.

The Audit Committee	The Audit Committee provides oversight of the integrity of the Company's financial statements and financial reporting process, the Company's compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company's internal audit program and the performance, qualification and independence of the independent accountants.

The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that Messrs. Buhl, Borges and O'Kane are each audit committee financial experts, as that term is defined under Item 401(h) of the SEC's Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election Of Directors."

The Audit Committee is comprised of G. Lawrence Buhl (Chairman), Neil Baron, Francisco L. Borges and Michael T. O'Kane.
The Audit Committee held five meetings during 2009. In addition, the Audit Committee had an informational session on a specialized accounting topic.
The Compensation Committee

The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.
The Compensation Committee is comprised of Patrick W. Kenny (Chairman), Stephen A. Cozen and Donald H. Layton.
The Compensation Committee held four meetings during 2009. The Compensation Committee also met with Cook to review executive compensation trends and peer group compensation data.
The Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Nominating and Governance Committee is comprised of Stephen A. Cozen (Chairman), Patrick W. Kenny and Robin Monro-Davies.
The Nominating and Governance Committee held four meetings during 2009.
The Finance Committee

The Finance Committee of the Board of Directors oversees management's investment of the Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, the Company's capital structure, financing arrangements, investment guidelines and any corporate development activities.

The Finance Committee is comprised of Robin Monro-Davies (Chairman), Francisco L. Borges and G. Lawrence Buhl.
The Finance Committee held four meetings during 2009.
The Risk Oversight Committee

The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning the Company's reputation and ethical standards.

The Risk Oversight Committee is comprised of Donald H. Layton (Chairman), Neil Baron and Michael O'Kane.
The Risk Oversight Committee held four meetings during 2009.

How are directors compensated?

        We currently pay our non-management directors an annual retainer of $150,000 per year. We pay $60,000 of the retainer in cash and $90,000 of the retainer in restricted stock to non-management directors who have not satisfied our share ownership guidelines. We pay $105,000 of the retainer in cash and $45,000 of the retainer in restricted stock to non-management directors who have satisfied our share ownership guidelines. The Board of Directors has recommended that each director own at least 10,000 common shares within three years after joining the Board. Shares owned and vested share units count toward the director ownership goal. Any director may elect to receive up to 100 percent his annual retainer in restricted stock. Any director who has satisfied our share ownership guidelines may also elect to receive up to 50 percent of the portion of the annual retainer that is not paid in cash in the form of stock options rather than in the form of restricted stock. Grants of restricted stock receive cash dividends. We continue to credit dividend equivalents to outstanding stock units that were awarded to directors in prior years as additional stock units at such time as cash dividends are paid to holders of our common shares, based on the closing price of AGL's common shares on the date dividends are paid. Restricted stock and stock options vest on the day immediately prior to the first annual general meeting of shareholders at which directors are elected following the grant of the stock or option. Vested options are exercisable for up to ten years after grant, but only while the director is serving on the Board and for 30 days after leaving the Board (two years after leaving if the director's departure is due to his retirement after five years of Board service, death, or disability, and two years following a change in control).

        The Chairman of the Board receives an additional $100,000 annual retainer, the Chairman of the Audit Committee receives an additional $30,000 annual retainer and the Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $10,000 annual retainer. Members of the Audit Committee, other than the chairman, receive an additional $10,000 annual retainer and members, other than the chairmen, of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $5,000 annual retainer. AGL generally will not pay a fee for attendance at board or committee meetings, though the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings.

        The following table sets forth our 2009 non-management director compensation:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation(1) ($)	Total ($)
Neil Baron	$105,000	$30,000	$30,000	—	$165,000
Francisco L. Borges	$15,000	$150,000		—	$165,000
G. Lawrence Buhl	$140,000	$22,500	$22,500	$5,000	$190,000
Stephen A. Cozen	$90,000	$75,000		—	$165,000
Patrick W. Kenny	$65,000	$50,000	$50,000	$1,250	$166,250
Donald H. Layton	$90,000	$75,000		—	$165,000
Robin Monro-Davies(2)	$175,748	$22,500	$22,500	—	$220,748
Michael T. O'Kane	$120,000	$22,500	$22,500	$5,000	$170,000
Wilbur L. Ross, Jr.	$115,000	$45,000		—	$160,000
Walter A. Scott	$100,000	$75,000	$75,000	—	$250,000

(1)
Other compensation consists of matching gift donations of $5,000 for Mr. Buhl, $1,250 for Mr. Kenny and $5,000 for Mr. O'Kane, which were paid in 2009.

(2)
The fees for Mr. Monro-Davies include £35,000 (which is approximately $55,748) for serving as an independent director of our UK insurance subsidiaries, Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd., formerly Financial Security Assurance (U.K.) Limited, which we refer to as AGE.

        The following table shows information related to director awards outstanding on December 31, 2009:

	Unvested Restricted Stock(1)	Non-Forfeitable Restricted Stock Units	Forfeitable Stock Options(1)
N. Baron	2,695	20,966	5,164
F. Borges	17,457	6,184	—
L. Buhl	2,022	14,008	3,873
S. Cozen	6,739	14,008	—
P. Kenny	4,492	23,978	8,606
D. Layton	6,739	10,805	—
R. Monro-Davies	2,022	14,746	3,873
M. O'Kane	2,022	14,746	3,873
W. Ross	4,043	—	—
W. Scott	6,739	23,400	12,909

(1)
Vests one day prior to 2010 Annual General Meeting.

 What is our Board leadership structure?

        As we state in our corporate governance guidelines, the Board reserves the right to determine, from time to time, how to configure the leadership of the Board and the Company in the way that best serves the Company. While the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, those two positions have been held by separate individuals since our IPO, with the position of Chairman of the Board currently being filled by Walter Scott and the position of Chief Executive Officer by Dominic Frederico. The Company believes this is the appropriate leadership structure for it at this time because Mr. Scott and Mr. Frederico have an excellent working relationship, which permits Mr. Frederico to focus on running the Company's business and Mr. Scott to focus on Board matters, including oversight of the Company's management. Mr. Scott and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of the Company. As Chairman of the Board, Mr. Scott sets the final Board agenda, chairs Board meetings, including executive sessions at which neither the Chief Executive Officer nor any other member of management is present. The Chairman of the Board also chairs shareholder meetings.

How does the Board oversee risk?

        The Company's policies and procedures relating to risk assessment and risk management are overseen by its Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support the Company's business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The Board of Directors annually approves the Company's business plan, factoring risk management into account. The involvement of the Board in setting the Company's business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for the Company.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk assessment and risk management. As discussed under "Committees of the Board," the Board has created a Risk Oversight Committee that oversees the standards, controls, limits, guidelines and policies that the Company establishes and implements in respect of credit underwriting and risk management. It focuses on management's assessment and management of both (i) credit risks and (ii) other risks, including, but not limited to, financial, legal and operational risks, and risks relating to the Company's reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks assumed by the Company when it issues financial guaranties. In addition, the Audit Committee of the Board of Directors is responsible for reviewing policies and processes related to the evaluation of risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. It also reviews compliance with legal and regulatory requirements.

        The Company has established a number of management committees to develop underwriting and risk management guidelines, policies and procedures for the Company's insurance and reinsurance subsidiaries that are tailored to their respective businesses, providing multiple levels of credit review and analysis.

  •
  Portfolio Risk Management Committee—This committee establishes company-wide credit policy for all segments of the Company's business. It implements specific underwriting procedures and limits for the Company and allocates underwriting capacity among the Company's subsidiaries. The Portfolio Risk Management Committee focuses on measuring and managing credit, market and liquidity risk for the overall company. All transactions in new asset classes or new jurisdictions must be approved by this committee.

  •
  U.S. Management Committee—This committee establishes strategic policy and reviews the implementation of strategic initiatives and general business progress in the U.S. The U.S. Management Committee approves risk policy at the U.S. operating company level.

  •
  U.S. Risk Management Committee—This committee conducts an in-depth review of the insured portfolios of the U.S. subsidiaries, focusing on varying portions of the portfolio at each meeting. It assigns internal ratings of the insured transactions and reviews sector reports, monthly product line surveillance reports and compliance reports.

  •
  Workout Committee—This committee receives reports on transactions that might benefit from active loss mitigation and develops loss mitigation strategies for such transactions.

  •
  Reserve Committee—This committee is composed of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer and Chief Surveillance Officer of AGL as well as the Company's Chief Actuary. The reserve committee establishes reserves for the Company, taking into consideration the information provided by surveillance personnel, actuarial models, rating agency data and macro-economic data.

How are directors nominated?

        In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee reviews the qualifications of these persons to determine whether they might be a good candidate for membership on the Board of Directors. The Nominating and Governance Committee includes a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual general meeting. Between annual general meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board.

        AGL does not have a formal Board diversity policy. However, the Board considers diversity in professional experience and professional training in recommending nominees. Our Board is currently composed of lawyers, accountants and individuals who have industry, finance and executive experience. Our corporate governance guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Our corporate governance guidelines provide that Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve the Company's governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our corporate governance guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the corporate governance guidelines. See each nominee's and director's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

        Our corporate guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. Directors shall possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term, if called upon.

        The Nominating and Governance Committee will consider a shareholder's recommendation for director, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

        If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of AGL's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. This time period has passed with respect to the 2010 Annual General Meeting. With respect to the 2011 Annual General Meeting, AGL must receive such written notice on or prior to February 5, 2011. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

  •
  the shareholder's name as it appears in AGL's books;

  •
  a representation that the shareholder is a record holder of AGL's shares and intends to appear in person or by proxy at the meeting to present such proposal;

  •
  the class and number of shares beneficially owned by the shareholder;

  •
  the name and address of any person to be nominated;

  •
  a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;

  •
  such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations; and

  •
  the consent of each nominee to serve as a director of AGL, if so elected.

        Pursuant to its investment agreement with the Company, WLR Recovery Fund IV, L.P. has Board representation rights during the term of the investment by funds affiliated with Wilbur L. Ross, Jr. Mr. Ross is currently a director of AGL, with a term expiring in 2012.

 Compensation Committee interlocking and insider participation

        The Compensation Committee of AGL's Board of Directors has responsibility for determining the compensation of the Company's executive officers. None of the members of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

What is our related person transactions approval policy and what procedures do we use to implement it?

        Through our committee charters, we have established review and approval policies for transactions involving the Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with our 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

        Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with the Company that exceeds $120,000 per fiscal year. The Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.

        Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our General Counsel provides to the Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

        Our General Counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are:

  •
  disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Code of Conduct compliance;

  •
  reported directly by the related person or by another employee of the Company; or

  •
  reported by our Chief Accounting Officer based on a list of directors, executive officers and known 5% shareholders.

        If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

        Prior to the adoption of our formal related party transaction approval policy in August 2006, we entered into transactions with ACE Limited, which we refer to as ACE and which was the parent company to a number of our subsidiaries prior to our IPO. These transactions related to our IPO and were approved by the Board of Directors of AGL that was in office prior to our IPO. Some of these transactions remained in place in 2009 and, to the extent these arrangements were renewed or modified prior to the adoption of our approval policy, our CEO approved such renewals and modifications.

What related person transactions do we have?

Relationships with ACE Limited

        In the beginning of 2009, ACE owned approximately 21% of our common shares. During 2009, as a result of our equity offerings in June and December, our issuance of common shares to Dexia, which term we use to refer to Dexia SA, together with its affiliates, for the acquisition of AGMH, and sale by ACE of some of its common shares of AGL, ACE's ownership of AGL was significantly reduced so that as of January 31, 2010 it owned approximately 3.1% of our common shares.

        Service Agreements.    During the time the Company was a wholly-owned subsidiary of ACE, it was party to a number of service agreements with subsidiaries of ACE under which either the Company provided services to subsidiaries of ACE, or they provided services to the Company. Since the IPO, all but one of these service agreements have been terminated.

        During 2009, 2008 and 2007, ACE provided certain general and administrative services, which were information technology-related, to some of the Company's subsidiaries, including Assured Guaranty Corp., which we refer to as AGC, AG Re and Assured Guaranty Re Overseas Ltd., which we refer to as AGRO. Expenses included in the Company's consolidated financial statements related to these services were $0.1 million for the year ended December 31, 2009.

        Real Estate.    In May 2005, AG Re and the landowner, which is a company of which ACE owns 40% of the outstanding capital stock, signed a five year renewal of AG Re's lease covering approximately 11,000 square feet at an annual rent of approximately $0.9 million. In May 2005, the Company subleased approximately 2,700 square feet to a subsidiary of ACE at an annual rent of approximately $0.2 million. In October 2007 this sublease was terminated and AG Re entered into a sublease with a third party on substantially the same terms as the original sublease to ACE.

        Prior to August 2006, the Company provided a housing allowance to Mr. Frederico by leasing a house in Bermuda for him from the ACE Foundation. In August 2009, the lease was renewed for another three years with a rent of $21,000 per month. Mr. Frederico is reimbursed the rent pursuant to the terms of his housing allowance.

        Reinsurance Transactions.    The Company also has written business with and ceded business to affiliates of ACE under insurance and reinsurance agreements. Amounts related to business assumed from and reinsurance ceded to affiliates are reflected in the table below:

2009 ($ in millions)
For the year ended December 31, 2009:
Net earned premiums	$1.2
Loss and loss adjustment expenses incurred	1.3
Amortization of deferred acquisition costs	—
As of December 31, 2009:
Ceded unearned premium reserve	0.1
Reinsurance recoverable on unpaid losses	3.1
Other assets	0.1
Unearned premium reserve	—
Loss and loss adjustment expense reserves	4.6
Funds held under reinsurance contracts	0.5

        Keepwell Agreement.    AGRO provided a keepwell to ACE Capital Title Reinsurance Company, which was its subsidiary until shortly prior to the IPO. Pursuant to the terms of this agreement, AGRO agreed to provide funds to ACE Capital Title Reinsurance Company sufficient for it to meet its obligations. In connection with the IPO, AGRO assigned this keepwell to ACE Bermuda Insurance Ltd., and ACE Bermuda Insurance Ltd. has agreed to indemnify and hold harmless AGRO in respect of the keepwell. No payment was made in connection with the assignment of the keepwell agreement.

        Tax Allocation Agreement.    In connection with the IPO and related share exchange, the Company and ACE Financial Services Inc., which we refer to as AFS, entered into a tax allocation agreement. Pursuant to the tax allocation agreement, the Company and AFS have made an election under sections 338(g) and 338(h)(10) of the Internal Revenue Code with the effect that the portion of the tax basis of the Company's assets covered by this election was increased to the deemed purchase price of the assets and an amount equal to such increase was included in income in the consolidated federal income tax return filed by U.S. tax-paying subsidiaries of ACE. It is expected that this additional basis will result in increased income tax deductions and, accordingly, reduced income taxes payable by the Company. Pursuant to the tax allocation agreement, the Company will pay AFS any tax benefits realized by the Company, on a quarterly basis, generally calculated by comparing our actual taxes to the taxes that would have been owed by the Company had the increase in basis not occurred. During 2009, the Company paid AFS, and correspondingly reduced its liability by $0.7 million to $8.4 million. In the event that any taxing authority successfully challenges any deductions reflected in a tax benefit payment to AFS, AFS will reimburse the Company for the loss of the tax benefit and any related interest or penalties imposed upon us. The tax benefit payments to AFS should have no material effect on the Company's earnings or cash flows, which should not be materially less than they would have been in the absence of the tax allocation agreement and additional tax basis.

        The tax allocation agreement provides that the tax benefit calculation for any period ending after the consummation of the IPO will not be less than the tax benefit calculated without giving effect to any items of income, expense, loss, deduction, credit or related carryovers or carrybacks from businesses conducted by the Company or relating to the Company's assets and liabilities other than those businesses conducted by the Company and those assets and liabilities existing immediately prior to the consummation of the IPO (taking into account any assets acquired from AFS or its subsidiaries after the offering and any liabilities incurred or assumed with respect to such assets). The tax allocation agreement further provides that the Company will not enter into any transaction a significant effect of which is to reduce the amount payable to AFS under the tax allocation agreement.

        Registration Rights Agreement.    The Company entered into a registration rights agreement with ACE in connection with the transactions associated with the IPO to provide ACE and its affiliates with registration rights relating to AGL's common shares which they hold. The Company has filed a shelf registration statement under the Securities Act of 1933, which we refer to as the Securities Act, pursuant to which ACE is able to sell its AGL common shares.

Relationships with WLR Funds

        Pursuant to an investment agreement dated as of February 28, 2008, which we refer to as the Investment Agreement, with funds that are affiliated with Wilbur L. Ross, Jr., a director of AGL, which we refer to as the WLR Funds, the WLR Funds purchased 10,651,896 common shares of AGL at $23.47 per share on April 8, 2008. As required pursuant to the terms of the Investment Agreement, AGL has filed a shelf registration statement under the Securities Act covering the resale of the common shares sold to the WLR Funds pursuant to the Investment Agreement.

        On November 13, 2008, in conjunction with the acquisition of AGMH, the Company entered into an amendment to the Investment Agreement, which we refer to as the Amendment. The Amendment provided a back up funding commitment to finance the acquisition of AGMH, but as a result of our public equity offerings the WLR funds did not need to provide such financing.

        Pursuant to pre-emptive rights set forth in the Investment Agreement, as amended by the Amendment, the WLR Funds purchased 3,850,000 AGL common shares in the Company's June 2009 equity offering at $11.00 per common share, the public offering price. The WLR Funds owned approximately 8.7% of the outstanding common stock of AGL as of December 31, 2009.

        The WLR Funds' obligations under the WLR Backstop Commitment were secured by letters of credit issued for the benefit of the Company. The Company has paid the WLR Funds a nonrefundable commitment fee of $10,830,000 in connection with the option granted by the WLR Backstop Commitment and had reimbursed the WLR Funds the approximately $5.1 million cost of obtaining the letters of credit and for other related expenses.

        In October 2009, AG Analytics, Inc., one of our subsidiaries, entered into a consulting agreement with Invesco. Invesco and its indirect wholly-owned subsidiary, WL Ross & Co. LLC, are sponsors of the Invesco Mortgage Recovery Master Fund, L.P. and the Invesco Mortgage Recovery Feeder Fund, L.P., which were established to invest in residential and commercial mortgage-backed securities, residential whole loans, commercial real estate loans and other mortgage-related assets. The funds seek to enhance returns by participating in and utilizing financing available under programs established by the U.S. Department of the Treasury and the Federal Deposit Insurance Corporation under the Public-Private Investment Program and the Term Asset-Backed Securities Loan Facility administered by the Federal Reserve Bank of New York. Under the agreement, we would provide certain consulting services to Invesco, including modeling particular residential mortgage-backed securities designated by Invesco and participating on a quarterly basis on an advisory council to the funds. On a quarterly basis, Invesco will pay us a consulting services fee equal to 7.5% of the annual management fee received by Invesco relating to unaffiliated capital commitments for the investment management services it renders during the term of the agreement. Such management fees are negotiable between Invesco and the fund investors on a case-by-case basis and may be modified from time to time. According to the agreement, we are guaranteed to earn at least $1 million during the term of the agreement. We have not received any payments yet under this agreement.

Relationships with Dexia

  Agreements Relating to Financial Products Business

        When the Company acquired AGMH in July 2009 from an affiliate of Dexia, we did not acquire its financial products business. However, AGM, which we did acquire, had previously issued financial guaranty insurance policies in respect of the financial products business that are irrevocable and non-cancelable. Therefore, in order for us not to be exposed through the AGM financial guaranty insurance policies to the credit and liquidity risks associated with the financial products business that we did not purchase, we entered into a number of agreements with Dexia pursuant to which they assumed such risks. These agreements include guaranties as to the payment obligations of AGM under its policies related to the financial products business and indemnification agreements that protect AGM against losses arising out of such business. Dexia is directly defending litigation and responding to investigations relating to this business.

        Dexia also provides an aggregate of $11.5 billion of liquidity commitments to FSA Asset Management LLC, which we refer to as FSAM, a former subsidiary of AGMH now owned by Dexia that is involved in the guaranteed investment contracts, which we refer to as GICs, portion of the financial products business. Pursuant to the liquidity commitments, Dexia assumes the risk of loss and supports the payment obligations of FSAM and the former AGMH subsidiaries that had issued GICs in respect of the GICs and the GIC business. The term of the commitments generally extend until the GICs have been paid in full. The liquidity commitments are comprised of a revolving credit agreement pursuant to which Dexia Credit Local S.A., which we refer to as DCL, and Dexia Bank Belgium S.A. commit to provide funds to FSAM in an amount up to $8.0 billion and a master repurchase agreement pursuant to which DCL will provide up to $3.5 billion of funds in exchange for the transfer by FSAM to DCL of FSAM securities that are not eligible to satisfy collateralization obligations of the GIC issuers under the GICs.

        In addition, in order to support the payment obligations of FSAM and the GIC issuers, Dexia entered into two separate International Swaps and Derivatives Association Master Agreements, each with its associated schedule, confirmation and credit support annex, pursuant to which Dexia guarantees the scheduled payments of interest and principal in relation to each FSAM asset, as well as any failure of Dexia to provide liquidity or liquid collateral under the liquidity facilities described above. Dexia is also obligated to post collateral pursuant to these agreements in 2011. These put contracts reference separate portfolios of FSAM assets, with the less liquid assets and the assets with the lowest market to market values generally being allocated to a put contract that is guaranteed by the States of Belgium and France under a sovereign guaranty. As of December 31, 2009, the aggregate outstanding principal balance of FSAM assets related to the put contracts was approximately $15.5 billion and Dexia had paid to FSAM approximately $147.6 million in respect of realized losses on the FSAM assets.

  Strip Coverage Facility

        In connection with our acquisition of AGMH, AGM agreed to retain the risks relating to the debt and strip policy portions of the leveraged lease business. The liquidity risk to AGM related to the strip policy portion of the leveraged lease business is mitigated by a credit facility provided by DCL. Under this strip coverage facility, AGM can draw on the facility to pay claims made on AGM strip policies that were outstanding as of November 13, 2008, up to the commitment amount. The commitment amount of the strip coverage facility was $1 billion at closing of the AGMH acquisition but is scheduled to amortize over time; it may also be reduced in 2014 to $750 million if AGM does not meet a minimum required consolidated net worth at that time, or at any time at the option of AGM without a premium or penalty. As of December 31, 2009, no amounts were outstanding under the strip coverage facility and AGM had paid commitment fees of $3.2 million to DCL.

  Transition Services Agreement

        In connection with our acquisition of AGMH and the separation of the financial products business, which remained with Dexia, AGM entered into a transition services agreement with HF Services LLC, which we refer to as HF Services, a subsidiary of Dexia that was newly formed to administer the financial products business, in order to provide certain information technology and migration services for a period of approximately 18 months. The transition services agreement is subject to early termination and under certain circumstances may be extended twice, each time for a three-month period. In general, the fee payable by HF Services is $175,000 per month from the July 1, 2009 effective date through December 31, 2009, $210,000 per month for the remaining 12 months, and $225,000 per month during any extension period. As of December 31, 2009, $0.9 million had accrued to AGM from HF Services pursuant to this agreement.

  Termination of Tokyo Lease

        In August 2009, AGM terminated the lease of its office in Tokyo. AGM paid Dexia a termination fee of $300,000 pursuant to a mutual cooperation agreement between AGM, DCL and Dexia Holdings, Inc.

  Financial Guaranty Insurance

        From time to time, we, through our insurance operating subsidiaries, have issued financial guaranty insurance policies to Dexia in the secondary market or guaranteed the obligations of affiliates that have entered into credit default swaps under which they sold protection to Dexia in respect of the obligations referenced in those swaps. As of December 31, 2009, we have not paid any claims to Dexia and in fiscal year ended December 31, 2009 earned $3.2 million of premiums in respect of such protection.

  FSAM Notes

        In 2002, affiliates that are consolidated with AGM issued notes to FSAM to finance the purchase of underlying obligations of AGM-insured obligations which had breached triggers, thereby allowing AGM to exercise its rights to accelerate payment of claims in order to mitigate its losses. The assets purchased are classified as assets acquired in refinancing transactions. The terms of the notes payable match the terms of the assets. As of December 31, 2009, the aggregate outstanding principal amount of the notes was approximately $140.1 million, and in fiscal year ended December 31, 2009, we have paid $3.4 million in interest to FSAM.

        On June 10, 2003, AGE and Dexia Crediop S.p.A entered into a Co-operation Agreement pursuant to which Dexia Crediop S.p.A was engaged to provide services relating to the origination, underwriting, structuring and closing of certain Italian guaranteed transactions. The agreement automatically terminated by its terms on July 1, 2009 upon the closing of the AGMH acquisition, but Dexia Crediop S.p.A remains entitled to service fees for transactions that closed prior to termination or as to which Dexia Crediop S.p.A had played a significant origination or structuring role prior to termination and AGE had made a formal offer to provide financial guaranty insurance. The service fees for 2009 are approximately $130,000.

  Registration Rights

        In connection with our acquisition of AGMH, we provided Dexia with registration rights, at our expense, with respect to the AGL common shares we issued to Dexia in such transaction. Pursuant to such registration rights, we filed a prospectus supplement with respect to all of the AGL common shares owned by Dexia. Dexia has signed an underwriting agreement pursuant to which it has agreed to sell all of its AGL common shares in a public offering which is expected to close on March 16, 2010. We estimate that the expenses payable by us for this offering are approximately $400,000.

Relationships with Stephen A. Cozen

        In 2009, the Company retained Cozen O'Connor Federal Political Strategies, which we refer to as COFPS, to assist the Company in lobbying on U.S. federal governmental issues. COFPS does not provide legal services. The Company paid COFPS $20,000 for services provided in 2009. COFPS is majority-owned by Cozen O'Connor P.C., a law firm of which Mr. Cozen, a director of AGL, is a shareholder and chairman.

Did our insiders comply with Section 16(a) beneficial ownership reporting in 2009?

        Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2009, except that Mr. Scott was late in reporting a charitable gift of 25,000 shares, which has subsequently been reported.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

        Our Bye-laws divide our Board of Directors into three classes with the terms of office of each class ending in successive years. Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

        Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Neil Baron, G. Lawrence Buhl and Dominic J. Frederico as Class III directors of AGL to serve three year terms to expire at the Annual General Meeting in 2013 and, in each case, until their respective successors shall have been elected and shall have qualified. Each nominee is currently serving as a director of AGL.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF AGL.

        It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the annual general meeting.

        We have set forth below information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual General Meeting. Except as otherwise described with respect to Mr. Ross in "How are directors nominated?", there are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for election for terms expiring in 2013

Neil Baron

Mr. Baron, age 66, became a director of AGL upon completion of our IPO. Mr. Baron was Chairman of Criterion Research Group, LLC, an independent securities research firm from March 2002 through February 2006, at which time this firm was acquired. He was Vice Chairman and General Counsel of Fitch Ratings, a nationally recognized statistical ratings organization, from April 1989 to August 1998. Prior to joining Fitch Ratings, Mr. Baron was in private practice for more than 20 years, including at the law firm of Booth & Baron, specializing in structured finance and rating agency matters. In 2009, Mr. Baron provided consulting services to Jules Kroll in connection with the formation of a new rating agency.

Mr. Baron's rating agency expertise is particularly valuable to the Board of Directors because ratings of the Company's operating subsidiaries directly impact their ability to successfully sell insurance. In addition, the Board benefits from Mr. Baron's insights as a structured finance lawyer.

G. Lawrence Buhl

Mr. Buhl, age 63, became a director of AGL upon completion of our IPO. He was a partner of Ernst & Young LLP and its predecessors through 2003. During his 35-year accounting career, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young's Philadelphia, New York and Baltimore offices and as audit engagement partner for more than 40 insurance companies, including those in the financial guaranty industry. Mr. Buhl also serves as a director for Harleysville Group, Inc. (NASDAQ: HGIC) and its majority shareholder, Harleysville Mutual Insurance Company, and is chair of each company's audit committee. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Mr. Buhl's accounting background has made him knowledgeable of specific financial reporting requirements applicable to financial guaranty companies, as well as giving him familiarity with the financial guaranty industry in general. As an experienced certified public accountant and as chair of other companies' audit committees, Mr. Buhl is well suited to be chairman of our Audit Committee, which position he has held since our IPO.

Dominic J. Frederico

Mr. Frederico, age 57, has been a director, and the President and Chief Executive Officer, of AGL since our IPO. Mr. Frederico served as Vice Chairman of ACE from 2003 until 2004 and served as President and Chief Operating Officer of ACE and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group. Mr. Frederico is a member of the Board of Trustees of Drexel University.

Mr. Frederico has the most comprehensive knowledge of all aspects of the Company's operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.
Directors whose terms of office will continue after this meeting
Directors whose terms expire in 2011

Francisco L. Borges

Mr. Borges, age 58, became a director of AGL in August 2007. He is Chairman of Landmark Partners, Inc, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital's Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut. Mr. Borges serves on the board of directors and investment committee for Connecticut Public Television. He is also a member of the board of directors of Davis Selected Funds.

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which the Company operates. Each of these areas is important to the Company's business.

Patrick W. Kenny

Mr. Kenny, age 67, became a director of AGL upon completion of our IPO. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several ING mutual funds. Until December 2009, Mr. Kenny was a director and member of the Audit and the Compensation Committees of Odyssey Re Holdings Corp.

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. Mr. Kenny's service on the compensation committee of other organizations provides experience that is useful to him in his role as Chairman of the Compensation Committee. In addition, the Board benefits from Mr. Kenny's experience as an accountant.

Robin Monro-Davies

Mr. Monro-Davies, age 69, became a director of AGL in August 2005. From 1997 until his retirement in 2001, Mr. Monro-Davies was Chief Executive Officer of Fitch Ratings. He is a director of AXA UK plc HSBC Bank plc, North American Banks Fund, European Equity Tranche Income Fund and The Ukraine Opportunity Trust PLC. Mr. Monro-Davies is also an independent director of our UK insurance subsidiaries.

The Board benefits from Mr. Monro-Davies's rating agency expertise, which is important because ratings of the Company's operating subsidiaries directly impact their ability to successfully sell insurance. As a former chief executive officer, Mr. Monro-Davies has leadership experience and an understanding of financial and operational issues of a business organization. He also brings a European perspective to the Board, which is useful for our international business.

Michael T. O'Kane

Mr. O'Kane, age 64, became a director of AGL in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane has been a director of Jefferies Group, Inc., where he serves on the audit, compensation and governance committees.

Mr. O'Kane's background has given him considerable experience in investment and risk management, both of which are key aspects of the Company's business and are important to the Board and Board committee deliberation.

Directors whose terms expire in 2012

Stephen A. Cozen

Mr. Cozen, age 70, became a director of AGL upon completion of our IPO. Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally-recognized law firm with its home office in Philadelphia, Pennsylvania. Mr. Cozen is a fellow in the American College of Trial Lawyers and the International Academy of Trial Lawyers. Mr. Cozen also serves on numerous educational and philanthropic boards, including the University of Pennsylvania's Institute of Law and Economics and its Law School Board of Overseers and the Board of Counselors of the University of Southern California (Shoah Foundation Institute). Mr. Cozen is also a director of United America Indemnity, Ltd. and Haverford Trust Co.

Mr. Cozen's decades of legal experience is an important resource for the Board. As the founder and chairman of a large law firm, he has executive experience with respect to a growing organization. Mr. Cozen provides valuable insights to the Board and the Company on public policy issues facing the Company

Donald H. Layton

Mr. Layton, age 59, became a director of AGL in 2006. Prior to his retirement in 2004 from J.P. Morgan Chase & Co., Mr. Layton was Vice Chairman and a member of its three person Office of the Chairman. Previously, Mr. Layton had been Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co. Mr. Layton became Chairman of the Board of E*Trade Financial Corporation in late 2007 and in March 2008 he was also named as its Chief Executive Officer. He retired from both positions as of December 30, 2009. He was a Senior Advisor to The Securities Industry and Financial Markets Association and a member of the Federal Reserve Bank of New York's International Capital Markets Advisory Committee. Mr. Layton also serves as Chairman of the Board for The Partnership for the Homeless, director of the International Executive Service Corps. and a member of the Massachusetts Institute of Technology Visiting Committee for Economics.

Mr. Layton possesses finance and banking experience, which is especially relevant to risk management related to sophisticated financial products such as the Company sells. He also has experience in business combinations. As a former chief executive officer of a public company, Mr. Layton has demonstrated leadership capability as well as an understanding of the wide range of complex issues that business organizations must address.

Wilbur L. Ross, Jr.

Mr. Ross, age 72, became a director of AGL in 2008. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a merchant banking firm, a position he has held since April 2000. Mr. Ross is also the managing member of the general partner of WL Ross Group, L.P., which in turn is the managing member of the general partner of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., WLR Recovery Fund III L.P., WLR Recovery Fund IV L.P., Asia Recovery Fund L.P., Asia Recovery Co-Investment Fund L.P., Absolute Recovery Hedge Fund L.P., India Asset Recovery Fund and Japan Real Estate Recovery Fund, the Chairman of the Investment Committee of the Taiyo Fund and the Chairman of Invesco Private Capital. Mr. Ross is also non-executive Chairman of: International Coal Group, Inc., a leading producer of coal in Northern and Central Appalachia and the Illinois Basin; International Textile Group, Inc., a global, diversified textile provider that produces automotive safety, apparel, government uniform, technical and specialty textiles; Nano-Tex, Inc., a fabric innovations company located in the United States; IPE-Ross Management Ltd., an investment partnership investing in middle market European buyouts; and the International Automotive Components Group SL, a joint venture company with interests in automotive interior plastics. Mr. Ross is also an executive officer of Invesco Private Equity; American Home Mortgage Services, Inc. and Plascar Participacoes SA. Mr. Ross is a board member of: Arcelor Mittal N.V.; Compagnie Européenne de Wagons SARL in Luxembourg; Insuratex, Ltd., an insurance company in Bermuda; Plascar Participacoes SA; Phoenix International Insurance Company; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry; IAC Acquisition Corporation Limited; IAC Group SARL; and Masters Capital Nanotechnology Fund. Mr. Ross is also a member of the Business Roundtable. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was previously a director of Mittal Steel Co. N.V. from April 2005 to June 2006, a director of International Steel Group from February 2002 to April 2005, a director of Montpelier RE Holdings Ltd. from 2006 to March 2010, and a director of Syms Corp. from 2000 through 2007. Mr. Ross was also formerly Chairman of the Smithsonian Institution National Board and currently is a board member of Whitney Museum of American Art, the Japan Society and the Yale University School of Management and Chairman of the Palm Beach Fire Fighters Retirement Fund. He holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University.

Funds affiliated with Mr. Ross made a significant investment in the Company and now own 8.7% of the outstanding shares of AGL. As part of the transaction in which these funds made their investment in the Company, AGL granted those funds board representation rights during the term of their investment. In addition, as a fund manager, Mr. Ross has significant experience in finance and knowledge of the market place. Through the funds, Mr. Ross has made available material financing assistance to the Company. We believe that Mr. Ross is in a position to identify opportunities for the Company and that his keen business acumen is a valuable resource.

Walter A. Scott

Mr. Scott, age 72, became a director of AGL upon completion of our IPO and became Chairman in May 2005. Mr. Scott was Chairman, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994 and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica's financial services operations. Mr. Scott is currently Chairman of Beverage Acquisition Group LLC, a Vermont-based hard-cider company. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.

Mr. Scott is an experienced insurance company executive who is very familiar with the Company's business. As a former chief executive officer of a public company, he has considerable executive leadership experience, as well as an understanding of the obligations of a public company.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

How much stock is owned by directors and executive officers?

        The following table shows our common shares owned directly or indirectly by our directors and executive officers as of March 1, 2010. Unless otherwise indicated, the named individual has sole voting and investment power over the common shares under the column "Common Shares Beneficially Owned." The common shares listed for each director and executive officer constitute less than 1% of our outstanding common shares, except for Mr. Ross who, together with affiliates, owns 8.70% of our common shares. The common shares beneficially owned by all directors and executive officers as a group constitute approximately 10.30% of our outstanding common shares.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares(1)	Vested and Unvested Stock Units(2)	Common Shares Subject to Option(3)
Neil Baron	8,056		2,695	20,966	—
Francisco L. Borges	45,908		17,457	6,184	—
G. Lawrence Buhl	21,288		2,022	14,008	—
Stephen A. Cozen	38,288		6,739	14,008	—
Dominic J. Frederico	478,209	(4)	20,833	422,694	1,166,668
Patrick W. Kenny	9,056		4,492	23,978	—
Donald H. Layton	14,100		6,739	10,805	—
Robin Monro-Davies	29,182		2,022	14,746	—
Michael T. O'Kane	12,182		2,022	14,746	—
Wilbur L. Ross, Jr.	16,019,941	(5)	4,043	—	—
Walter A. Scott	40,556		6,739	23,400	—
Séan McCarthy	—		—	130,000	—
James M. Michener	117,976		6,250	60,756	336,666
Robert B. Mills	160,224	(6)	10,000	63,337	513,333
Robert A. Bailenson	27,794		2,000	34,088	73,000

All directors and executive officers as a group (15 individuals)	17,022,760		94,053	853,716	2,089,667

(1)
The reporting person has the right to vote (but not dispose of) the common shares listed under "Unvested Restricted Common Shares."

(2)
Each non-management director, other than Mr. Ross, holds stock units, including dividend accruals, which will be generally deferred at least six months after the termination of such directors' service on the Board. In addition, our executive officers have restricted stock units that vest on specified anniversaries of the date of the award, with common shares delivered upon vesting. Some of the common shares associated with restricted stock units are not deliverable as of March 1, 2010 or within 60 days of March 1, 2010 and therefore cannot be voted or disposed within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers. This column includes 181,818 shares that Mr. Frederico is entitled to under the AGL Supplemental Executive Retirement Plan and 130,000 shares that Mr. McCarthy is entitled to under the AGMH 1989 Supplemental Executive Retirement Plan.

(3)
Represents common shares which the reporting person has the right to acquire as of March 1, 2010 or within 60 days of March 1, 2010 pursuant to options.

(4)
Includes shares owned by Mr. Frederico's spouse and daughter over which Mr. Frederico has the power to direct the voting and disposition.

(5)
Includes shares held by funds affiliated with Mr. Ross.

(6)
Includes shares owned jointly with Mr. Mills' spouse over which Mr. Mills has the power to direct the voting and disposition.

Which shareholders own more than 5% of our common shares?

        The following table shows all persons we know to be direct or indirect owners of more than 5% of our common shares as of February 28, 2010, unless otherwise indicated. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Dexia SA(1) Place Rogier 11 B-1210 Brussels, Belgium	21,848,934	11.87%
WLR Recovery Fund IV, L.P.(2) 1166 Avenue of the Americas New York, NY 10036	16,023,984	8.70%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	14,578,054	7.92%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	14,335,925	7.79%

(1)
Based on a Schedule 13G filed by Dexia on July 13, 2009, reporting the amount of securities beneficially owned as of July 1, 2009. Dexia has agreed to sell all of its AGL common shares in a public offering that is expected to close on March 16, 2010.

(2)
Reflects shares beneficially owned by WLR Recovery Fund IV, L.P. and certain of its affiliates and Wilbur L. Ross, Jr., based on an amendment to Schedule 13D filed on June 25, 2009, reporting the amount of securities beneficially owned as of June 24, 2009. WLR Recover Fund IV, L.P. and certain of its affiliates have shared voting and shared dispositive power over 16,016,396 shares. Wilbur L. Ross Jr. has sole voting and sole dispositive power of 7,588 shares and shared voting and shared dispositive power over 16,016,396 shares.

(3)
Based on a Schedule 13G filed by FMR LLC on February 16, 2010, reporting the amount of securities beneficially owned as of December 31, 2009. FMR LLC has sole power to vote over 1,518,400 shares and sole dispositive power over 14,578,054 shares.

(4)
Based on a Schedule 13G filed by Wellington Management Company, LLP on February 12, 2010, reporting the amount of securities beneficially owned as of December 31, 2009. Wellington Management has shared voting power over 11,699,769 shares and shared dispositive power over 14,335,925 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        We provide our executive officers with base compensation that consists of salary, retirement and other post-termination benefits, employee benefits and perquisites. We also provide variable compensation in the form of an annual cash bonus, equity awards under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended, which we refer to as the LTIP, and cash-based awards under our Performance Retention Plan, which we refer to as PRP.

        Executive salaries are initially determined by employment contracts. The Compensation Committee of our Board of Directors evaluates salary each year to determine if any raises are appropriate and is guided by salary and compensation trends among peer group companies, although we do not benchmark any specific percentile. The Compensation Committee also considers individual performance when setting annual salary. Many of the retirement and employee benefits that we provide to our executive officers are on terms generally available to our salaried employees, although we also provide additional post-termination and change in control compensation to our executive officers.

        We use the variable component of our compensation program as the primary tool to reward performance and provide incentives for our key executives to remain with the Company. In establishing variable compensation for each executive officer, the Compensation Committee evaluates both Company and individual performance. As with base compensation, the Compensation Committee considers peer group variable compensation when making variable compensation decisions with respect to its executive officers, but does not target any percentile for any component of variable compensation or for total compensation.

        The Compensation Committee believes management significantly accomplished the majority of its 2009 strategic objectives, which was especially noteworthy considering the difficult market conditions. Although the credit markets in which the Company operates continued to be very challenging in 2009 (as discussed in more detail below), 2009 ended with the Company having completed the AGMH acquisition and accessing the equity capital markets twice while maintaining very strong financial ratings. In addition, the Company was the only financial guaranty organization actively writing new issue business at year end 2009. Also, during 2009, the Company achieved most of its financial goals. The Company had $316.7 million in operating income, which was 325% above 2008 operating income and exceeded the 2009 operating income management performance goal and was the best result in the Company's history. Operating income per share was below the management performance goal due to the number of common shares issued in connection with the financing of the AGMH acquisition and to support the Company's ratings, which is a strategic goal. In its evaluation of 2009 performance and compensation the Compensation Committee also reviewed the Company's 2007 and 2008 performance and the variable compensation granted for 2007 and 2008 performance. The committee views 2009 performance as more comparable to the Company's high performance in 2007 than the mixed 2008 performance. The Compensation Committee approved employee cash bonuses and long-term incentive grants for 2009 performance, which were approximately 89% above cash bonuses and 61% above long-term incentive grants for 2007 performance and approximately 204% above cash bonuses and 133% above long-term incentive grants for 2008 performance. The higher awards are a result of strong performance, higher stock price and the very significant increase in employees as a result of the AGMH acquisition. Cook uses a "fair value transfer" calculation to measure the value of total employee long-term compensation as a percentage of a company's market capitalization. The fair value transfer of the Company's February 2010 employee long-term incentive grants is between the 25th percentile and the median of the peer group for 2006-2008. For the executive officers as a group, cash bonuses for 2009 performance were approximately 1% above cash bonuses for 2007 performance and approximately 148% above cash bonuses for 2008 performance. For the executive officers as a group, long-term incentive grants for 2009 performance were approximately 8% above long-term incentive grants for 2007 performance and approximately 124% above long-term incentive grants for 2008 performance. The Compensation Committee views approximately one-third of the executive officers' cash bonus and long-term incentive grants as a reward for the extraordinary efforts to complete the acquisition and integration of AGMH. For more information on 2009 performance, see "2009 Performance and Compensation Decisions."

  Objectives of the Compensation Program

        We are committed to building shareholder value through improving our operating profitability and return on equity by achieving the following key strategic goals:

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  Expanding our financial guaranty direct business.

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  Executing financial guaranty reinsurance portfolio transactions.

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  Maintaining the highest possible ratings from the major rating agencies.

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  Maintaining underwriting discipline and the credit quality of our financial guaranty portfolio.

  •
  Minimizing losses in poorly performing insured transactions.

  •
  Managing capital efficiently.

        The Compensation Committee reviews the philosophy and objectives of our compensation program annually and makes compensation decisions to recognize and support the achievement of our key strategic goals by:

  •
  Attracting and retaining talented executives with established records of success in the financial guaranty or financial services industry to implement the Company's long-term business strategy. As a Bermuda-based company, we also need to attract and retain certain executives to work in Bermuda.

  •
  Closely aligning the financial rewards of management with those of the Company's shareholders by linking executive incentives to achieving the Company's short-term and long-term business goals and rewarding them for such achievement, including growth in shareholder value.

  •
  Creating accountability for individual performance measured by individual, unit and Company achievement of goals.

        The Compensation Committee implements its objectives by:

  •
  Developing performance targets and measures consistent with its key strategic goals and basing incentive compensation on achievement of those goals.

  •
  Making long-term incentive awards a significant component of compensation for its senior executive officers to align the interests of these officers with long-term interests of all shareholders.

  •
  Establishing vesting requirements for long-term incentive awards such as restricted stock, stock options and PRP awards to encourage our executives to remain with the Company and have a long-term perspective.

        The compensation program is also designed to reward each executive officer for:

  •
  Working together as a team to achieve the Company's strategic goals.

  •
  Achieving identified objectives in their areas of responsibility.

  •
  Demonstrating ethical behavior in compliance with current legal and regulatory standards.

        The Compensation Committee also evaluates how quickly and effectively the Company and each executive officer responds to unanticipated opportunities or challenges. For example, the Compensation

Committee believes the management team responded well to market conditions by completing the acquisition of AGMH and the equity offerings in June and December.

  Compensation Governance and Administration

        The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for establishing executive compensation policies, determining the compensation of the CEO, reviewing the CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers. Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities which is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other consultants to assist it.

        The Compensation Committee has retained Cook, as its compensation consultant. The Compensation Committee has instructed Cook to advise it on executive compensation developments and to assist with peer comparisons of executive compensation and the aggregate amount of long-term incentives. Cook meets periodically with the Compensation Committee and prepares materials for the Compensation Committee, such as peer group compensation data and measurements of long term compensation. Cook's work for the Company in 2009 was solely with respect to matters under the Compensation Committee's authority.

        The CEO is the principal executive involved with the Compensation Committee in establishing compensation policy and setting the compensation for other executive officers. The CEO generally attends the Compensation Committee meetings, although the Compensation Committee also meets regularly in executive session. Both the General Counsel and the head of Human Resources attend portions of the Compensation Committee meetings and provide additional information and analysis to the Compensation Committee, as requested, and communicate with Cook on committee matters. Between meetings, the chairman of the Compensation Committee will often speak with the CEO or the General Counsel regarding committee and compensation matters.

        The Board of Directors has delegated to the CEO the power to approve:

  •
  Routine changes to benefit plans.

  •
  New-hire packages for non-executive officers with expected annual compensation below a specified amount.

  •
  New-hire equity grants for non-executive officers up to a specified amount of stock options and restricted stock for each new hire. All equity grants authorized by the CEO must be reported to the Compensation Committee at its next meeting.

  •
  Routine salary and employment termination arrangements for employees below the top three levels of the Company.

        Each year, during our February board meeting, the Compensation Committee meets to make executive compensation decisions with respect to the previous year's performance. The Compensation Committee follows this schedule because the February meeting is the earliest practical opportunity to review the prior year's financial results and the performance of the executive officers. At the February board meeting, the Compensation Committee discusses its compensation recommendations with the independent directors who are not on the Compensation Committee. All independent directors approve executive officer salary increases, bonuses, equity awards and PRP awards. Stock options are priced at the NYSE closing price of the Company's stock on the day the awards are approved by the Compensation Committee and the other independent directors.

  Elements of Compensation

        The Company provides various elements of compensation to its executive officers, which can be grouped into base compensation and variable compensation. Base compensation is provided for an executive officer's acceptable performance and is only adjusted periodically. Base compensation includes salary, retirement and other post termination benefits, employee benefits and perquisites. Variable compensation is adjusted annually to correspond to actual performance in prior periods and to provide incentives to achieve annual and long term goals. To increase the effectiveness of these incentives, a significant portion of executive officer total compensation is variable compensation. Variable compensation includes annual bonus and long-term compensation.

  Base Compensation

  •
  Salary—The Compensation Committee establishes a salary for each executive's position, taking into account competitive salary measures, business or professional experience, prior salary history and contractual arrangements. Once established, salaries are periodically adjusted to reflect new responsibilities, salary changes at peer group companies and inflation.

    Analysis—The Compensation Committee does not target salary as a particular percentage of total compensation, although salary typically comprises 10%-20% of an executive officer's total compensation. The Compensation Committee annually considers Company performance and evaluates the individual officer's performance and how it contributed to Company performance. The Compensation Committee also reviews salary data at peer group companies. Variable incentive awards do not affect salary.

  •
  Retirement Benefits—We maintain tax-qualified and non-qualified defined contribution retirement plans for our eligible employees, including executive officers. We contribute 6% of each employee's salary and cash bonus compensation, which we refer to as eligible compensation, to the defined contribution plans. We also have 401(k) type plans, with 100% Company matching up to 6% of eligible compensation. The Company does not maintain any defined benefit pension plans.

    Analysis—Because the Company's contribution to retirement plans is based on eligible compensation, we will make higher or lower contributions if an executive officer's salary or annual bonus increases or decreases. We make contributions to these plans to be competitive with other companies and to retain talented employees. The investment return in each employee's retirement account depends on the performance of the investment elections made by each employee. No executive officer is guaranteed any level of retirement payout or preferential return on their accounts. To date, retirement plan contributions and balances have not affected other elements of executive compensation.

  •
  Employee Benefits—The Company provides employee benefits to its employees, including its executive officers. These benefits include life, health and disability insurance. The Company also maintains an Employee Stock Purchase Plan, which we refer to as the ESPP, to encourage stock ownership by employees. Under the ESPP, employees, including executive officers, may annually purchase up to $25,000 of our stock at a 15% discount, subject to the overall limit on the number of shares available for purchase under the ESPP. In 2009 Mr. Frederico and Mr. Mills participated in the ESPP to the maximum extent possible.

    Analysis—We believe the level of benefits provided under our programs is generally consistent with practices among our principal competitors for employees, including other financial guaranty companies.

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  Perquisites—We also provide executive officers fringe benefits that are not available to employees generally. These include tax preparation, financial planning, golf club memberships, executive medical, physical and excess health insurance and, for our executive officers located in Bermuda, housing and car allowances, family travel benefits and tax gross-ups.

    Analysis—These benefits are provided to retain highly valued executives. In addition, we provide the Bermuda perquisites to attract Mr. Frederico and Mr. Michener to reside in Bermuda. These fringe benefits are customary for non-Bermudians who are senior executives living in Bermuda and are provided for in Mr. Frederico's and Mr. Michener's employment agreements. In 2006, changes in U.S. tax law significantly increased the individual U.S. income tax on the housing allowances provided to Mr. Frederico and Mr. Michener. To maintain the net value of their housing allowances, the Compensation Committee approved a tax gross-up to Mr. Frederico and Mr. Michener for the cost of the increased taxes. Since Bermuda imposes similar taxes, the Company reimburses Mr. Frederico and Mr. Michener for U.S. Social Security and Medicare taxes incurred when they are working in the United States.

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  Employment agreements—Some of the elements of the compensation packages for our executive officers, such as minimum base salary, severance and change in control benefits are governed by the terms of the employment agreements we entered into with these individuals. Details of these agreements are shown under the headings "Executive Compensation—Employment Agreements" and "Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreements."

    Analysis—Beginning in 2003, we recruited executives to implement our business plan and achieve our key strategic goals. Implementation of our business plan involved substantial risk, including the risks of completing a successful IPO, achieving rating upgrades and accomplishing the strategic shift to write financial guaranty direct business along with financial guaranty reinsurance. To mitigate these risks, we recruited executives with established records of success in the financial guaranty or financial services industry. Prior to the IPO, many of our senior executives left senior positions at well-established companies to join us and employment agreements were entered into with these executives at that time. We believe these employment agreements were essential to recruit these executives prior to the IPO. In October 2006, we entered into an employment agreement with Mr. Bailenson. In December 2008, our executive employment agreements were amended to comply with U.S. Internal Revenue Code Section 409A, but such amendments did not increase the Company's compensation costs. On July 1, 2009 Mr. McCarthy entered into an employment agreement with the Company in conjunction with the closing of the purchase of AGMH. We believe the employment agreements have served as strong performance incentives and retention tools by proscribing employment terms, including benefits to executives if their employment is terminated without cause or after a change of control. In addition, each employment agreement contains a non-competition agreement.

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  Change of Control Benefits—The vesting of any unvested stock options and restricted stock held by an executive officer will be accelerated on a change of control. In addition, the employment agreements provide severance benefits in the event of a change of control. Additional information on benefits provided upon a change of control is shown in "Executive Compensation—Employment Agreements" and "Executive Compensation—Potential Payments Upon Termination or Change in Control."

    Analysis—We use the single trigger change of control equity vesting because we believe that is appropriate to best motivate an executive to pursue increases in shareholder value when evaluating a transaction which could result in a change of control. The Compensation Committee believes that severance benefits provided by the employment agreements comprised a key part of the employment package that induced experienced officers to work for the Company. Mr. Bailenson was provided separation benefits in his employment contract so that he would have comparable benefits to the Company's other executive officers, although the benefit was modified from the other executive officers' separation agreements to provide additional protections in the event of termination without cause or a change in control. Mr. McCarthy has severance benefits similar to Mr. Frederico's.

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  Other Post-Termination Benefits—The Company also provides executive officers post-termination benefits such as accelerated vesting and severance payments in certain non-change of control circumstances. See "Executive Compensation—Potential Payments Upon Termination or Change of Control."

    Analysis—We have provided these other post-termination benefits because we believe they are necessary to attract and retain our executive officers. In particular, severance amounts for most of our executive officers were established in employment agreements negotiated before our IPO and the protection provided by the severance provisions of their contracts was a key element in recruiting experienced executives to work for the Company. Similarly, the accelerated vesting for events such as death or disability is typically provided to executives at other companies. To date, these other post-termination benefits have not affected other elements of executive compensation.

  Variable Compensation

        The Compensation Committee believes that achievement of the Company's goals is best promoted by using a mix of different types of variable compensation and that providing similar incentives to each of its executive officers better promotes teamwork among these executives. The mix of variable compensation reflects the Compensation Committee's view that, to properly provide incentives for executives to take long term actions in the best interests of the Company, executive compensation should be a balanced blend of several elements of compensation, with no undue reliance on any one element. The Compensation Committee believes it is appropriate for the CEO to receive substantially higher variable compensation than the other executive officers since he has responsibility for the strategy and operations of the entire Company.

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  Annual Cash Bonus—The Compensation Committee awards annual cash bonuses to provide incentive compensation to executives for achieving annual goals established for each executive officer. Annual bonuses are also intended to reward executives for the overall success of the Company.

    Analysis—In February 2010 we awarded cash bonuses for 2009 performance, which were paid after completion of the 2009 audit by PwC to ensure that cash bonus awards were based on final 2009 results. Bonus amounts that were determined and paid in 2010 are reported in the Summary Compensation Table of this proxy statement as compensation for 2009. The Compensation Committee uses its discretion to evaluate the performance of each executive officer and the Company to set annual cash bonuses. The process followed by the Compensation Committee is discussed below under "Compensation Process." The goals and results for 2009 are discussed below under "2009 Performance and Compensation Decisions."

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  Long-Term Incentive Program: Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended—In 2004, we adopted the LTIP to create incentives for employees to enhance the long-term value of the Company. In 2009 shareholders approved an amendment to this plan. A key goal of the long-term incentive plan is to increase ownership of Company shares by executive officers, thereby aligning the executives' interests with long-term shareholder interests. While the Company's long-term incentive plan provides for a variety of types of awards, the Compensation Committee has made awards to employees, including executive officers, only in the form of shares of restricted stock, restricted stock units and stock options. Cash dividends are paid on the unvested portion of pre-2008 restricted stock grants. Since 2008, restricted stock awards are granted in the form of stock units with dividends paid in restricted stock units.

    Analysis—In February 2009 we awarded restricted stock and stock option grants to the executive officers for 2008 performance and in February 2010 we awarded restricted stock and stock option grants to the executive officers for 2009 performance. Further detail on the February 2009 awards is shown on "Executive Compensation—2009 Grants of Plan-Based Awards." Further detail on the February 2010 awards is shown in "Executive Compensation—2009 Performance and Compensation Decisions." We believe that restricted stock awards are important in recruiting executives, and that the delayed vesting of the awards is crucial in retaining those executives. By providing an immediate equity stake in the Company, restricted stock also provides an incentive to achieve the Company's long-term goals. The Company includes stock options as part of long-term compensation because the Company believes that options are a valuable incentive tool, providing compensation only if stock price increases. Generally, restricted stock and stock option grants serve as strong retention incentives since executive officers generally forfeit unvested stock grants and stock options if they leave the Company. Our stock price was volatile in 2008 and 2009. Such volatility can affect the retention value of equity awards. The Committee will continue to monitor the Company's compensation arrangements to assess whether they provide the appropriate retention incentive.

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  Long-Term Incentive Program: Performance Retention Plan—In February 2007 we initiated the PRP. PRP awards are cash-based. Except as described in "Potential Payments Upon Termination or Change in Control—Equity and Incentive Plans," PRP awards only vest if the executive is employed by the Company through the end of the performance period. Beginning in 2008, PRP awards vest 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. As with equity awards, we chose this vesting schedule to provide each executive an incentive to remain with the Company and focus on improving long-term performance. Awards granted since 2008 will increase or decrease in value based 50% on the rate the Company's per share adjusted book value, as defined, changes and 50% on the Company's operating return on equity over each performance period, provided that executive officers will not receive their awards if the specified adjusted book value and operating return on equity performance goals are not met.

    Analysis—We believe the PRP is a valuable tool in attracting and retaining talented employees because employees will be rewarded for staying with the Company and for profitable growth in our business. Because PRP awards are cash-based, there will be no shareholder dilution from the awards. Also, since the value of PRP grants are not tied to the value of the Company's stock, they have retained their full incentive and retention value despite the volatility of AGL's share price. The level of PRP award was made to reach the level of long-term compensation determined by the Compensation Committee.

  Stock Ownership Guidelines

        To demonstrate the Company's commitment to build shareholder value, the Board of Directors has adopted management stock ownership guidelines. The chart below shows the guideline for each executive officer and their stock ownership as of December 31, 2009:

Executive	Guideline	Current Ownership

Dominic J. Frederico	7 × Salary	14.6 × Salary

Séan McCarthy	5 × Salary	5.7 × Salary

James M. Michener	5 × Salary	5.8 × Salary

Robert B. Mills	5 × Salary	6.0 × Salary

Robert A. Bailenson	2 × Salary	1.4 × Salary

        These ownership levels represent shares owned and vested share units credited to Mr. Frederico's and Mr. McCarthy's non-qualified retirement plans. Unvested restricted shares and unexercised options do not count towards the guidelines.

        Our guidelines do not mandate a time frame by which this ownership must be attained, but Mr. Frederico, Mr. McCarthy, Mr. Michener and Mr. Mills must retain 100% of their after-tax receipt of Company stock until they reach their ownership goal. Mr. Bailenson must retain at least 50% of his after-tax receipt of Company stock until he reaches his ownership goal.

        In addition, the Company's stock trading policy prohibits hedging with respect to Company stock so as to be consistent with its stock ownership philosophy.

        Please see "Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.

  Executive Officer Recoupment Policy

        In February 2009, the Board of Directors adopted the AGL Executive Officer Recoupment Policy, which refer to as our Recoupment Policy. Under the Recoupment Policy, if an executive officer engages in misconduct related to a restatement of the Company's financial results, then the Compensation Committee may, in its discretion, rescind the officer's option exercises that occurred within 12 months after the restated period, and also recoup the amount of cash bonus payments to the officer in excess of the amount that would have been paid if the correct financial results had been known to the Compensation Committee at the time of the original bonus award. Under the Recoupment Policy, if an executive officer receives incentive compensation based on achievement of a level of objectively quantifiable performance goals, and the level of achievement of those goals is later determined to have been overstated, the Compensation Committee can also recoup the amount of any payment in excess of the amount that would have been paid if the correct level of performance had been known. The PRP is an example of an arrangement that requires achievement of objectively quantifiable performance goals.

  U.S. Internal Revenue Code Section 162(m) Requirements and Performance-Based Compensation

        Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to the Company's CEO and any of the other highest paid executive officers (not more than four), which we refer to as the $1 million limit. The Company is not subject to U.S. income taxes and so, generally, the limit would not affect amounts payable by the Company. However, if an employee of a U.S. subsidiary is among the most highly compensated officers to whom the limit applies, that subsidiary's deduction for compensation paid to the officer would be subject to the $1 million limit. Our executive officers split their time between our Bermuda and U.S. operations.

        Compensation otherwise subject to the $1 million limit will be exempt from the limit if it qualifies as performance-based compensation, as defined by the IRS. In May 2005, our 2004 Long-Term Incentive Plan was approved by the shareholders and in May 2009 our shareholders approved amendments to our Long-Term Incentive Plan. Such approval is a condition for treatment of a payment or distribution as performance-based compensation. Also, a payment or distribution will be treated as performance-based compensation only if it is contingent on achievement of performance objectives. For example, incentive compensation that is contingent on achievement of pre-established performance goals may be treated as performance-based compensation, while guaranteed payments are not. We maintain an annual cash and stock bonus program for executive officers that is intended to satisfy the requirements for performance-based compensation. The program provides for establishment of a bonus pool of cash and a bonus pool of shares of Company stock. The amount of cash and shares to be allocated to the respective 2009 bonus pools was based on the level of "2009 Adjusted Income" compared to pre-established objectives for such income, which we refer to as Adjusted Income goal. Cash was to be allocated to the cash bonus pool and shares were to be allocated to the stock bonus pool if adjusted net income for 2009 was 50% of the adjusted income goal, and the allocation amount was to increase to the extent 2009 Adjusted Income increased. The Compensation Committee viewed the threshold for cash and stock bonus amounts as substantially uncertain at the time established.

        2009 Adjusted Income shall mean the net income of the Company, excluding the after-tax earnings impact of certain items if they occur during the 2009 performance period. The excluded items include realized investment gains and losses, the cumulative effect of changes in accounting principles or tax law, extraordinary items , as defined under generally accepted accounting principles in the United Stated of America, which we refer to as U.S. GAAP, acquisition and integration related charges, unrealized gains or losses on derivative financial instruments, accounting related gains or losses with respect to certain reinsurance transactions with ACE, losses in excess of $50 million related to any single credit and income or expense related to goodwill.

        Under the cash portion of the program, the CEO is permitted to receive up to 40% of the bonus pool, the second and third highest paid executive officers were each permitted to receive up to 17.5% of the bonus pool and the fourth and fifth highest paid executive officers were each permitted to receive up to 12.5% of the bonus pool. The Compensation Committee believed that these relative percentages reflect the leadership role of the CEO. For 2009, the cash bonus pool was $41.44 million, of which $9.05 million was awarded.

        Under the stock grant portion of the program, the CEO is permitted to receive up to 200,000 shares, the second and third highest paid executive offices are each permitted to receive up to 100,000 shares, and the fourth and fifth highest paid executive officers are each permitted to receive up to 60,000 shares. For 2009, the stock bonus pool was 780,000 shares, of which 220,000 shares were awarded.

        The program permits the Compensation Committee to reduce the cash bonus amount or the stock bonus amount at its discretion based on such factors as the committee determines to be appropriate. The financial and non-financial measures and goals considered by the committee in determining the amount of the final cash and share awards under the program are described below under the heading "2009 Performance and Compensation Decisions."

        The Compensation Committee does not use U.S. tax deductibility as the sole factor in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and subsidiaries have maintained and may in the future establish compensation arrangements under which payments would not be deductible by reason of the $1 million limit. The Company estimates that this limit will not result in the loss of a U.S. tax deduction for the 2009 tax year.

        The cash and stock bonus program established in February 2010, as well as the stock option and PRP grants to the executive officers in February 2010, are intended to qualify as performance-based compensation exempt from the $1 million limit.

  Other Regulatory Limits on Executive Compensation

        Section 409A of the U.S. Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. The Company maintains deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans are intended to satisfy the requirements of section 409A, and the Company has reviewed and, where appropriate, has amended each of its deferred compensation plans to meet the requirements.

        Section 457A was added to the U.S. Internal Revenue Code in 2008. Under Section 457A, benefits under a nonqualified deferred compensation plan of a corporation resident in Bermuda (or certain other countries that do not impose a comprehensive income tax) are includible in a participant's taxable income at the time of vesting, rather than deferring recognition of taxable income until benefits are paid. Because Section 457A would apply to restricted stock units provided to the Company's outside directors, no further restricted stock units (or other deferred compensation) have been granted to directors after 2008. Section 457A is not expected to apply to the deferred compensation arrangements for the Company's executive officers.

  Compensation Process

        The Compensation Committee annually establishes Company and executive officer performance goals, reviews prior compensation decisions, benchmarks the Company's executive compensation against a peer group, reviews the performance of the Company against its plan and the performance of the competitors, reviews the performance of each executive officer and makes annual compensation decisions.

        Executive Officer Performance Goals    The Compensation Committee annually establishes performance goals for the CEO and other executive officers, which we refer to as management performance goals. Not all management performance goals are of equal weight and there is no quantitative method by which the Compensation Committee applies the management performance goals. The 2009 management performance goals consisted of both financial and non-financial performance goals. The financial performance goals are described in the table in "2009 Performance and Compensation Decisions." These financial performance goals were from the 2009 business plan, as approved by the Board.

        The non-financial portion of the management performance goals were: demonstrate strategy and leadership; maintain credit quality of new business; retain financial ratings of AGC and AG Re as of January 1, 2009; manage enterprise risk; and develop management and plan for succession. The application of these non-financial performance goals to compensation decisions about the CEO and other executive officers is based on the Compensation Committee's subjective assessment of performance in each of these areas rather than on a quantitative analysis.

        In addition, the Compensation Committee approves performance goals for each other executive officer based on the recommendations of the CEO. Mr. McCarthy's performance goals were established when he joined the Company in July 2009. To implement the Company's business plan the following individual 2009 performance goals were established for these executive officers:

        Mr. McCarthy—Assist Mr. Frederico in the management of the Company and to write $488.8 million of direct U.S. and international financial guaranty insurance, consistent with the other financial performance goals and legal requirements.

        Mr. Michener—Management of the Company's legal, human resources and internal audit support units. The legal function provides legal advice to the Board and the Company's operating and support functions as necessary, as well as performing regulatory and compliance activities. The human resource function is responsible for all employee-related matters including compensation, payroll and benefit administration, staffing and compliance. The internal audit function is responsible for a program of internal audits to assist the Audit Committee and management in their evaluation of the Company's internal controls. The internal audit function primarily reports to the chairman of the Audit Committee. Mr. Michener provides management support to the internal audit function. Other 2009 goals were to obtain the shareholder and regulatory approvals to close the AGMH acquisition, complete the human resource integration of AGMH into the Company and obtain shareholder approval of amendments to the LTIP and ESPP.

        Mr. Mills—Management of the Company's financial reporting, financial management and corporate administration support units. The financial reporting function is responsible for producing accurate and timely financial reports in compliance with SEC and other legal and regulatory requirements. The financial management function is responsible for developing internal business plans and budgets as well as management of rating agency and treasury functions. Corporate administration provides real estate, office and other administrative support to the Company's operating and support units. Other 2009 performance goals were to obtain financing for the AGMH acquisition and manage the overall integration of AGMH into the Company.

        Mr. Bailenson—Management of the Company's financial reporting and establishment of the Company's GAAP and statutory accounting policies. The financial reporting function is responsible for producing accurate and timely financial reports in compliance with SEC and other legal and regulatory requirements. Other 2009 goals were the preparation of all financial statements necessary for the acquisition of AGMH and reporting the Company's financial results after the acquisition of AGMH.

        The difficulty of achieving each component of the Company performance goals and other individual performance goals varied. In the aggregate, the Compensation Committee viewed the Company performance goals and other individual performance goals as significant, but attainable, challenges for the CEO and the other executive officers.

        Prior Compensation Decisions    The Compensation Committee annually reviews executive employment agreements, current compensation, retirement balances, prior equity grants, change of control benefits and perquisites. The Compensation Committee reviews tally sheets for each executive officer, the purpose of which is to show the total dollar value of the executive's annual compensation. This includes an executive's salary, annual cash bonus, equity-based compensation, retirement plans and perquisites and other compensation. The tally sheet also shows holdings of common shares and current market value under prior equity-based compensation awards. The Compensation Committee uses tally sheets to estimate the total annual compensation of the named executive officers, and provide perspective on the named executive officers' wealth accumulation from our compensation programs.

        Benchmarking    The Compensation Committee designated a 2009 compensation peer group of Allied World Assurance Company Holdings, LTD, Ambac Financial Group, Inc., Arch Capital Group Ltd., Axis Capital Holdings Limited, Everest Re Group, Ltd., Franklin Resources Inc., Invesco Ltd., Jefferies Group Inc., KBW, Inc., Legg Mason Inc., Max Capital Group Ltd., MBIA Inc., MGIC Investment Corporation, Partner Re Ltd., Platinum Underwriters Holdings, Ltd., Radian Group Inc., Raymond James Financial, Inc., Renaissance Re Holdings Ltd. and XL Capital Ltd., which we refer to as our peer group. Based on advice from Cook, our peer group was substantially expanded from prior years to reflect the changes in the financial guaranty industry. According to Cook, aggregate equity grants tend to be similar among broader groups of companies that have similarities in size, Bermuda location, business and structure. The larger group provides more data for comparison purposes than the peer group of financial guaranty companies used by the Company in prior years.

        Cook met with members of the Compensation Committee and the Chairman of the Board in December 2009 and February 2010 to review peer group information and executive compensation trends. The Compensation Committee compared the Company's executive compensation to the executive compensation at the peer group using 2008 data, the most recent data available. The Company's 2008 net income and market capitalization fell between the median and the 75th percentile of the peer group and revenue, total assets and number of employees were below the 25th percentile of the peer group. The Company's assets at September 30, 2009 would have put it close the 75th percentile of the peer group.

        Cook compared the Company's historic share dilution and market value transfers of long-term incentive compensation calculations of equity to those of the peer group. At the time it considers annual executive compensation awards, the Compensation Committee compares the Company's current year performance to the performance of the compensation peer group. At the same time, the committee compares the Company's executive compensation to the prior year's (the most recent available data) executive compensation of the peer group. For executive officers other than the CEO, the Compensation Committee compares the Company's 2nd through 5th highest paid executive officers to the 2nd through 5th highest paid executive officers of the peer group. These comparisons may be less useful than the CEO comparison because of different position responsibilities at different companies. In aggregate our executive officers' 2008 total compensation falls between the median and the 75th percentile of the peer group. The Compensation Committee does not set executive compensation by targeting any percentile of the compensation peer group. The Compensation Committee determines if its decisions are generally consistent with the peer group, taking into account factors such as age of the information, relative performance and market conditions. In addition, a majority of the peer group now consists of non-financial guaranty companies. As a result, the Compensation Committee gave less weight to comparison of the Company's compensation to the peer group than in prior years. Later in 2010, the Compensation Committee will compare its 2009 executive compensation decisions to the compensation peer group using more current data from SEC filings and will take that comparison into account for making future compensation decisions.

        Annual Performance Review    The Compensation Committee, with input from the other independent directors, reviews the financial performance of the Company compared to its annual business plan and the progress the Company is making toward achieving its key strategic objectives.

        The Compensation Committee, with input from the other independent directors, uses its judgment to evaluate the degree to which each executive officer has met or exceeded his performance goals based on the following:

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  The level of achievement of the financial management performance goals.

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  In the case of the CEO, the level of achievement of the non-financial management performance goals.

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  In the case of the other executive officers, the CEO's evaluation of their performance.

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  In the case of the Chief Financial Officer and the Chief Accounting Officer, the Audit Committee Chairman's evaluation of their individual performance.

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  Other Company information, such as stock performance.

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  External information, such as competitor performance.

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  The results achieved in dealing with unanticipated problems and opportunities.

        Taking these factors into account, the Compensation Committee uses its judgment to adjust variable compensation to reflect Company and individual performance. The Compensation Committee believes this process is an effective method of tying compensation to performance. For more details about our approach in this regard, see the discussion under the headings "U.S. Internal Revenue Code Section 162(m) Requirements and Performance-Based Compensation" and "2009 Performance and Compensation Decisions."

  2009 Performance and Compensation Decisions

        The table below shows the results of the 2009 financial management performance goals;.

Performance Measures	2009 Financial Management Performance Goals	2009 Results
Operating income	$251.3 million	$316.7 million
Operating book value per share	$28.13	$22.49
Adjusted book value per share	$46.67	$48.40
Operating earnings per diluted share	$ 2.76	$ 2.45
Operating ROE	9.9%	9.8%
Expense ratio	38.2%	19.7%
Direct PVP	$488.8 million	$549.4 million
Reinsurance PVP	$ 34.5 million	$ 90.8 million

        The shortfall in operating book value and operating earnings per diluted share was primarily due to higher than expected losses on insured real-estate mortgage-backed securities, which we refer to as RMBS, and the issuance of common shares at prices below book value to finance the AGMH acquisition and to support the Company's financial strength ratings. The AGMH purchase price was also at a significant discount to book value and acceretive to AGL's earnings. Operating income was 325% above our 2009 goal while operating ROE was only slightly below the 2009 goal due to common share issuance in 2009. All other 2009 performance goals were achieved at levels substantially better than planned. The Company's U.S. direct public finance PVP increased from $431.6 million in 2008 to $523.5 million in 2009, a 21% increase.

        In July 2009 the Company completed its acquisition of AGMH. The acquisition was complex and required numerous approvals from our shareholders, regulators and rating agencies. Negotiation of complex security arrangements and guaranties from the governments of France and Belgium were required to protect the Company from AGMH's former financial products business, which was not acquired by the Company. The acquisition was also successfully financed by an offering of common stock and equity units in June 2009. The company has substantially completed the integration of AGMH, which prior to the acquisition was approximate twice as large as the Company. The AGMH acquisition is expected to significantly improve the Company's revenue, operating income, return on equity and management depth. As a result of the AGMH acquisition, total revenues included in operating income increased from $498.6 million in 2008 to $1.182 billion in 2009, an approximately 137% increase. The investment portfolio at December 31, 2009 also increased to $10.808 billion from $3.631 billion at December 31, 2008. The Compensation Committee also believes the AGMH acquisition was instrumental in AGC maintaining a Moody's rating in the Aa category.

        The credit markets in which the Company operates continued to be very challenging in 2009. In particular, many residential mortgage transactions guaranteed by the Company in 2007 and prior years continue to perform poorly. In addition, in 2009, the three major rating agencies became more pessimistic about the future performance of residential mortgage markets. As a result, in May 2009, Moody's put AGC, AGM and AG Re on credit review for possible downgrade. In July 2009, after the closing of the AGMH acquisition, Standard & Poor's reaffirmed the AAA ratings of AGC and AGM; the outlook for both companies was changed to negative. In October 2009 Fitch Ratings downgraded AGC to AA- and AGM to AA. In November 2009, Moody's confirmed AGM's rating of Aa3 (negative outlook) and downgraded AGC to Aa3 and AG Re to A1, but both AGC and AG Re remained under review for possible downgrade. Finally, in December 2009, after the Company substantially strengthened the capital position of AGC, Moody's confirmed the Aa3 (negative outlook) of AGC and the A1 (negative outlook) of AG Re. At year end 2009, AGC and AGM were higher rated than any financial guaranty insurer except Berkshire Hathaway Assurance Corporation. On February 24, 2010,

the Company announced that, at its own request, it will no longer carry Fitch ratings. The Company's high ratings permitted it to continue writing substantial amounts of new business in 2009.

        The Compensation Committee also views the Company's 2009 performance as substantially better than its competitors. At the end of 2009, the Company was the only financial guaranty insurer actively writing insurance. In 2009, the Company insured approximately 8.5% of U.S public finance newly issue debt. The committee also noted that the Company's stock price increased by approximately 91% in 2009 and that its 2009 total stock performance exceeded the 75th percentile of the peer group.

        The Compensation Committee views the Company's overall 2009 performance as very strong. Most financial management performance goals were achieved in very difficult market conditions. While the Company did not achieve its goal to maintain its financial ratings as of year end 2008, it was able to maintain very strong ratings, including the AAA S&P rating and the Aa3 Moody's rating for AGC and AGM. These ratings allowed the Company to continue writing a substantial level of public finance insurance. Given conditions in the credit and financial markets in 2009, the Compensation Committee views the maintaining of the Company's strong financial ratings as significant accomplishments by the CEO and the management team. The Compensation Committee also views the closing of the AGMH acquisition agreement and the related financing arrangements as significant accomplishments by the CEO and the management team. The AGMH acquisition has substantially improved the Company's strategic position and financial results.

  Individual Compensation Analysis

        The Compensation Committee does not take a formulaic approach to determining percentage increases and decreases in executive officer compensation and there are no specific weightings assigned to any of the financial or non-financial performance goals. Rather, the Compensation Committee evaluates the performance of each executive officer in reference to each of the performance goals applicable to such individual to determine the appropriate compensation level for that person. In its evaluation of 2009 performance and compensation the Compensation Committee also reviewed the Company's 2007 and 2008 performance and the variable compensation granted for 2007 and 2008 performance. The committee views 2009 performance as more comparable to the Company's high performance in 2007 than the mixed 2008 performance. As a result of the Company's 2009 performance the Compensation Committee increased executive officer cash bonuses and long-term compensation awarded for 2009 performance. The Compensation Committee views approximately one-third of the executive officers' cash bonus and long-term incentive grants as reward for the extraordinary efforts to complete the acquisition and integration of AGMH. The additional considerations taken into account with respect to each executive officer are described below.

        Dominic J. Frederico.    The Compensation Committee noted the substantial increase in operating income, the successful raising of equity capital, the purchase and integration of AGMH and the continued generation of new business in 2009. The Compensation Committee also noted the shortfall in the operating book value per share and operating earnings per share financial management performance goals . The Compensation Committee believes these were primarily the result of higher than expected losses on RMBS transactions written in prior years, and as a result of issuing common shares to finance the AGMH acquisition and to support the Company's ratings. With respect to the RMBS losses, Mr. Frederico has strengthened the Company's credit, surveillance and workout functions to help minimize future losses. The Compensation Committee believes that the issuance of common shares and convertible equity units to finance the purchase of AGMH substantially benefited the Company since the AGMH purchase price was a substantial discount to its book value. The Compensation Committee credits Mr. Frederico for having achieved the other financial management performance goals in difficult market conditions. Mr. Frederico provided strong strategy and leadership by completing the AGMH transaction, integrating AGMH into the Company and maintaining strong financial ratings. Despite the Moody's downgrade of AGC, at the end of 2009 the Company was the only financial guaranty company actively writing new issue business. During 2009 the Company substantially reduced its exposure to additional termination events under certain credit derivative contracts and wrote primarily U.S. public finance insurance. As a result, the Compensation Committee believes Mr. Frederico achieved his credit quality and enterprise risk goals for 2009. The Compensation Committee noted that the management team was strengthened in 2009 by the addition of Mr. McCarthy and other former AGMH executives. As a result, the Compensation Committee believes that Mr. Frederico achieved his management development and succession planning goal for 2009.

        Mr. Frederico's cash bonus for 2009 performance was approximately 17% higher than his cash bonus for 2007 performance and 86% higher than his cash bonus for 2008 performance. Mr. Frederico's long-term incentive awards for 2009 performance were approximately 24% higher than his long-term-incentive awards for 2007 performance and 59% higher than his long-term incentive awards for 2008 performance. Mr. Frederico's total direct compensation (salary and variable compensation) for 2009 would be the third highest if compared to the 2008 total direct compensation of his comparable position at the peer group. Mr. Frederico's annual salary was increased to $900,000 at the time of the AGMH acquisition to reflect his increased responsibilities. His salary is unchanged for 2010.

        Séan McCarthy.    After joining the Company in July, Mr. McCarthy assisted Mr. Frederico in achieving the management performance goals. In addition, the financial guaranty direct segment exceeded its new business goal in difficult market conditions. The Compensation Committee recognized that public finance business was approximately 95% of new business production. Public finance business is generally viewed as lower risk business with premiums paid up front. Up front premiums allow the Company to invest unearned premiums and earn additional investment income. As a result, Mr. McCarthy's cash bonus for 2009 was $2.0 million and his long-term incentive awards were approximately $2.25 million. Mr. McCarthy's total direct compensation (salary and variable compensation) for 2009 would be the fourth highest if compared to the 2008 total direct compensation of his comparable position at the peer group. Mr. McCarthy's salary was set in his July 2009 employment agreement and is unchanged for 2010.

        James M. Michener.    All legal, human resources and internal audit functions performed well in 2009. This included the successful resolution of a mortgage guaranty reinsurance dispute. In addition, Mr. Michener made a significant contribution to completing the AGMH acquisition and completing the human resources integration of AGMH into the Company. As a result, Mr. Michener's cash bonus for 2009 performance was approximately 47% higher than his cash bonus for 2007 performance and 92% higher than his cash bonus for 2008 performance. Mr. Michener's long-term incentive awards for 2009 performance were approximately 114% higher than his long-term-incentive awards for 2007 performance and 78% higher than his long-term incentive awards for 2008 performance. Mr. Michener's total direct compensation (salary and variable compensation) for 2009 would be the fourth highest if compared to the 2008 total direct compensation of his comparable position at the peer group. In light of Mr. Michener's salary and responsibilities compared to other officers, Mr. Michener's salary was increased to $450,000 for 2010.

        Robert B. Mills.    All finance and corporate administration functions performed well in 2009. This included the successful financing of the AGMH acquisition and capital raising in December 2009. In addition, Mr. Mills managed the overall integration of AGMH into the Company. As a result, Mr. Mills' cash bonus for 2009 performance was approximately 11% higher than his cash bonus for 2007 performance and 150% higher than his cash bonus for 2008 performance. Mr. Mills' long-term incentive awards for 2009 performance were approximately 30% higher than his long-term-incentive awards for 2007 performance and 160% higher than his long-term incentive awards for 2008 performance. Mr. Mills' total direct compensation (salary and variable compensation) for 2009 would be the second highest if compared to the 2008 total direct compensation of his comparable position at the peer group. Mr. Mills' total direct compensation for 2009 would be second highest if compared to the 2008 total direct compensation of chief financial officers at the peer group. Mr. Mills' salary is unchanged for 2010.

        Robert A. Bailenson.    All accounting functions performed well in 2009. These include the timely preparation of all financial statements necessary to close the AGMH acquisition and to complete the December 2009 common share offering. In addition, Mr. Bailenson made significant contributions to the financial management of the Company. As a result, Mr. Bailenson's cash bonus for 2009 performance was approximately 75% higher than his cash bonus for 2007 and 2008 performance. Mr. Bailenson's long-term incentive awards for 2009 performance were approximately 187% higher than his long-term-incentive awards for 2007 performance and 153% higher than his long-term incentive awards for 2008 performance. Mr. Bailenson's total direct compensation (salary and variable compensation) for 2009 would be the fifth highest if compared to the 2008 total direct compensation of his comparable position at the peer group. In light of Mr. Bailenson's salary and responsibilities compared to other officers, Mr. Bailenson's salary was increased to $375,000 for 2010.

        In February 2010, the Compensation Committee, in conjunction with the other independent directors, awarded the executive officers variable compensation which they believe properly balanced cash awards for 2009 performance with long-term incentives to retain executives and improve Company performance. The February 2010 variable compensation awards are set forth below:

Executive Officer	Cash Bonus	Restricted Stock Units	Value	Stock Options	Value	PRP	Total

Dominic J. Frederico	$4,100,000	100,000	$1,979,000	100,000	$1,154,500	$2,050,000	$9,283,500

Séan McCarthy	$2,000,000	40,000	$791,600	40,000	$461,800	$1,000,000	$4,253,400

James M. Michener	$1,250,000	30,000	$593,700	40,000	$461,800	$1,250,000	$3,555,500

Robert B. Mills	$1,000,000	30,000	$593,700	40,000	$461,800	$1,000,000	$3,055,500

Robert A. Bailenson	$700,000	20,000	$395,800	20,000	$230,900	$500,000	$1,826,700

        Restricted shares are valued based on the per common share NYSE closing price of $19.79 on February 24, 2010, the date of the grant. The stock options are ten-year options to purchase Company stock at an exercise price of $19.79, per share. The stock options are valued at $11.545 each, based on FAS 123R.

  Conclusion

        The Company believes that the total compensation and components of compensation awarded to the executive officers are appropriate and in the best interests of the Company and the shareholders. The Company's strategy requires experienced management in the senior financial guaranty executive, finance and legal positions. The current economic crisis has demonstrated the need for experience and the ability to deal with adverse market conditions and take advantage of market opportunities. The Compensation Committee and the other independent directors believe that the various elements of total compensation have worked well together to attract and properly motivate management.

  Definitions of non-GAAP Financial Measures

        PVP or present value of new business production: PVP is a non-GAAP financial measure defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% for December 31, 2009 and 6% for December 31, 2008. Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives, which we refer to as Credit Derivative Revenues, do not adequately measure. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6% per year, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, prepayments, amortizations, refundings, contract terminations or defaults that may or may not result from changes in market interest rates, foreign exchange rates, refinancing or refundings, prepayment speeds, policy changes or terminations, credit defaults or other factors. PVP should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

        Operating income: Operating income is a non-GAAP financial measure defined as net income (loss) attributable to AGL (which excludes non-controlling interest in consolidated variable interest entities) adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on investments;

  2)
  Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities; and

  4)
  Elimination of goodwill and settlement of pre-existing relationships.

        Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Realized gains and losses on investments are excluded from operating income because the timing and amount of realized gains and losses are not directly related to the Company's insurance businesses. Non-credit impairment unrealized gains and losses on credit derivatives, and unrealized gains and losses on the Company's committed capital securities are excluded from operating income because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors unrelated to the Company. This measure should not be viewed as a substitute for net income (loss) determined in accordance with GAAP.

        Adjusted Book Value: Adjusted book value is calculated as shareholders' equity attributable to AGL (which excludes non-controlling interest in consolidated entities) adjusted for the following:

  1)
  Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

  2)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities;

  3)
  Elimination of the after-tax unrealized gains (losses) on investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

  4)
  Elimination of after-tax deferred acquisition costs;

  5)
  Addition of the after-tax net present value of expected estimated future revenue on credit derivatives in force, less ceding commissions and premium taxes in excess of expected losses, discounted at the tax equivalent yield on the investment portfolio for periods beginning in

    2010 and 6% for periods prior to 2010 and the addition of the after-tax value of net unearned revenue on credit derivatives; and

  6)
  Addition of the after-tax value of the net unearned premium reserve on financial guaranty contracts in excess of net expected loss.

        Management believes that adjusted book value is a useful measure for management, equity analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company's in force premiums and shareholders' equity. The premiums included in adjusted book value will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults and other factors. This measure should not be viewed as a substitute for shareholders' equity attributable to Assured Guaranty Ltd. determined in accordance with GAAP.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and this proxy statement.

        The foregoing report has been approved by all members of the Committee.

Patrick W. Kenny, Chairman Stephen A. Cozen Donald H. Layton

2009 Summary Compensation Table

        The following table provides compensation information for 2009, 2008 and 2007 for all of our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5) ($)	Total ($)

Dominic J. Frederico(6),
President and Chief	2009	$812,500	$4,100,000	$1,116,000	$335,000	$428,625	$869,096	$7,661,221
Executive Officer,	2008	$750,000	$2,200,000	$1,163,500	$1,524,000	—	$1,018,499	$6,655,999
Assured Guaranty Ltd	2007	$750,000	$3,500,000	$2,224,991	$1,136,669	—	$872,097	$8,483,757

Séan W. McCarthy(7),	2009	$250,000	$2,000,000	—	$694,000	—	$38,838	$2,982,838
Chief Operating Officer, Assured Guaranty Ltd.

James M. Michener,	2009	$390,000	$1,250,000	$223,200	$67,000	$142,875	$383,036	$2,456,111
General Counsel,	2008	$390,000	$650,000	$349,050	$228,600	—	$457,624	$2,075,274
Assured Guaranty Ltd.	2007	$390,000	$850,000	$667,500	$341,000	—	$381,082	$2,629,582

Robert B. Mills,	2009	$520,000	$1,000,000	$223,200	$67,000	$228,600	$145,248	$2,184,048
Chief Financial Officer,	2008	$520,000	$400,000	$465,400	$304,800	—	$184,259	$1,874,459
Assured Guaranty Ltd	2007	$520,000	$900,000	$1,068,000	$545,600	—	$178,741	$3,212,341

Robert A. Bailenson,	2009	$350,000	$700,000	$111,600	$33,500	$57,150	$116,771	$1,369,021
Chief Accounting Officer,	2008	$350,000	$400,000	$116,350	$76,200	—	$124,099	$1,066,649
Assured Guaranty Ltd.	2007	$330,000	$400,000	$213,600	$109,120	—	$111,877	$1,164,597

(1)
Payment for bonuses for 2009, 2008 and 2007 were made in 2010, 2009 and 2008, respectively.

(2)
This column represents the grant date value of restricted stock awards and restricted stock unit awards granted in 2009.

(3)
This column represents the grant date value of stock option awards granted in 2009.

(4)
This column represents the vesting date value of PRP awards that vested during 2009.

(5)
All other compensation includes:

	Year	D. Frederico		S. McCarthy	J. Michener		R. Mills		R. Bailenson

Employer Contribution to Retirement Plans	2009 2008 2007	$ $ $	361,500 510,000 390,000	$38,486 — —	$ $ $	124,800 148,800 124,800	$ $ $	110,400 169,271 158,984	$ $ $	90,000 90,058 81,403

	2009		$245,000	—		$144,000		—		—
Bermuda Housing Allowance	2008		$240,000	—		$144,000		—		—
	2007		$240,000	—		$144,000		—		—

Bermuda Housing Tax Gross-Up	2009 2008 2007	$ $ $	107,235 106,725 106,944	— — —	$ $ $	53,402 90,528 51,761		— — —		— — —

	2009		$45,928	—		$19,022		—		—
FICA Paid by Employer	2008		$80,318	—		$20,125		—		—
	2007		$65,141	—		$17,059		—		—

	2009		$20,000	—		$15,000		—		—
Bermuda Car Allowance	2008		$20,000	—		$15,000		—		—
	2007		$20,000	—		$15,000		—		—

Tax Preparation/ Financial Planning	2009 2008 2007	$ $ $	56,523 48,763 39,413	— — —	$ $ $	7,088 22,955 10,762		$4,264 — —	$ $ $	500 7,300 500

	2009		$7,350	—		$7,350		$11,130		$19,042
Club Fees	2008		$7,000	—		$7,000		$10,935		$20,448
	2007		$6,300	—		$6,300		$11,320		$17,413

	2009		$21,609	$352		$7,845		$12,454		$7,229
Executive Health Benefit	2008		$2,163	—		$2,588		$3,053		$6,293
	2007		$2,307	—		$2,567		$7,437		$12,561

	2009		$3,951	—		$4,529		$7,000		—
Miscellaneous	2008		$3,530	—		$6,628		$1,000		—
	2007		$1,992	—		$8,833		$1,000		—

  Contributions to defined contribution retirement plans include contributions with respect to salary and annual bonus paid in the year reported. The miscellaneous category within all other compensation includes business related spousal travel, Bermuda family travel and personal use of a corporate apartment.

(6)
Mr. Frederico's salary represents an increase from $750,000 to $900,000 effective August 1, 2009.

(7)
Mr. McCarthy became an executive officer in July 2009, when the Company acquired AGMH. Mr. McCarthy's salary represents salary earned since July 1, 2009. His annual salary rate is $500,000 effective July 1, 2009. The Summary Compensation Table excludes a payment of $7,500,000 made to Mr. McCarthy in July 2009 under the terms of a settlement of his employment agreement with Financial Security Assurance Holdings, Ltd. prior to its acquisition by Assured Guaranty US Holdings Inc. It also excludes the conversion, in connection with the acquisition of AGMH, of 22,306 AGMH share units to 130,000 AGL share units held under the 1989 AGMH Supplemental Executive Retirement Plan.

Employment Agreements

        Dominic J. Frederico.    Dominic J. Frederico, age 57, serves as President and Chief Executive Officer of the Company pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004, and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Frederico's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under this employment agreement, Mr. Frederico receives a minimum base salary of $700,000 per year. Mr. Frederico is eligible to participate in our long-term incentive program, including our LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Frederico retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedules and his options shall be exercisable until the expiration of the original grant. Mr. Frederico is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Frederico is entitled to a housing allowance for a residence in Bermuda of up to $20,000 per month. Mr. Frederico's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Frederico's employment for any reason other than a termination without cause. Mr. Frederico's employment agreement also contains confidentiality and non-solicit provisions.

        Séan W. McCarthy, age 51, serves as President and Chief Operating Officer of Assured Guaranty U.S. Holdings, pursuant to an employment agreement dated as of July 1, 2009. He has also been appointed Chief Operating Officer of AGL. The initial term of Mr. McCarthy' s employment is three years and the agreement automatically renews for one-year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. McCarthy receives a minimum base salary of $500,000 per year. Mr. McCarthy is eligible to participate in our long-term incentive program, including our LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. The employment agreement references 300% of his annual salary as the target bonus amount for Mr. McCarthy and provides that annual long-term incentive awards will be consistent to the awards granted to other executive officers, subject to the Compensation Committee's evaluation of individual performance and other factors the Compensation Committee determines to be relevant. Pursuant to the employment agreement, AGL granted Mr. McCarthy, as a sign-on award, options to purchase 100,000 AGL common shares, with the exercise price equal to the per-share closing price of an AGL common share on July 1, 2009. In addition, the employment agreement provides for Mr. McCarthy's account under a supplemental executive retirement plan to be credited with AGL share units instead of share units of Financial Securities Assurance Holding Ltd. If Mr. McCarthy retires at age 55 or later with at least five years of service, his options and restricted shares will continue to vest on their original schedules and his options shall be exercisable until the expiration of the original grant. Mr. McCarthy is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans Mr. McCarthy's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. McCarthy's employment for any reason other than a termination without cause. Mr. McCarthy's agreement also contains confidentiality and non-solicit provisions.

        James M. Michener.    James M. Michener, age 57, serves as General Counsel of the Company pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Michener's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. Michener receives a minimum base salary of $350,000 per year. Mr. Michener is eligible to participate in our long-term incentive program, including the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Michener retires at age 55 or later with at least three years of service, his options and restricted common shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. Mr. Michener is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Michener is entitled to a housing allowance for residency in Bermuda of up to $10,000 per month. Beginning September 2004, Mr. Michener's housing allowance has been increased to $12,000 per month. Mr. Michener's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Michener's employment for any reason other than a termination without cause. Mr. Michener's employment agreement also contains confidentiality and non-solicit provisions.

        Robert B. Mills.    Robert B. Mills, age 60, serves as AGL's Chief Financial Officer pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Mills's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. Mills receives a minimum base salary of $500,000 per year. Mr. Mills is eligible to participate in our long-term incentive program, including the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Mills retires at age 55 or later with at least three years of service, his options and restricted common shares will continue to vest on their original schedules and his options shall be exercisable until the expiration of the original grant. Mr. Mills is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Mills's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Mills's employment for any reason other than a termination without cause. Mr. Mills's employment agreement also contains confidentiality and non-solicit provisions.

        Robert A. Bailenson.    Robert A. Bailenson, age 43, serves as the Chief Accounting Officer of AGL and AGC pursuant to his employment agreement. The employment agreement was originally dated October 5, 2006 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. Under his employment agreement, Mr. Bailenson receives a minimum base annual salary of $300,000. Mr. Bailenson is eligible to participate in the Company's annual incentive program. In addition, Mr. Bailenson is eligible to participate in the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. Mr. Bailenson is also eligible to participate in the Company's general employee benefit programs, in accordance with the terms of the applicable plans. Mr. Bailenson's perquisites include reimbursement for tax preparation and financial planning services and club dues and other perquisites generally made available to senior officers of AGC. If Mr. Bailenson retires after the age of 60 with at least 10 years of service, or if he retires after at least age 55 with at least five years of service and the Compensation Committee approves, any options and restricted common shares held by him will continue to vest on the schedule provided at the time of the awards and options will be exercisable until the expiration date of their original term. In the event we terminate Mr. Bailenson's employment agreement for cause, he will forfeit all grants under the LTIP, the PRP or similar incentive plans. If we terminate Mr. Bailenson's employment without cause, he will receive his then current annual base salary for 24 months, subject to compliance with his non-competition and confidentiality obligations under the employment agreement and subject to reduction by any payments made under a Company severance plan. Mr. Bailenson will also get a prorated bonus for the year in which the termination occurred, as well as a bonus for each 12 month period during the period in which he continues to receive his salary. Each bonus is based on the average annual cash bonus he received for the three years prior to his termination. During the period in which he continues to receive his salary, he may continue to participate in Company benefit plans unless he becomes employed on a full time basis. In the event of a termination without cause, Mr. Bailenson's restricted shares and options will continue to vest in accordance with the terms of the awards until the end of the period in which he continues to receive his salary. The present value of these termination benefits may be paid in a lump sum to the extent such benefits are not deferred compensation. Mr. Bailenson's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Bailenson's employment for any reason other than a termination without cause. Mr. Bailenson's employment agreement also contains confidentiality and non-solicit provisions.

        Under each employment agreement, in the event of termination with cause, the executive will be paid his salary through the date of termination. No other benefits will be paid. All restricted stock and stock options will be forfeited.

        Each employment agreement provides that in the event of termination without cause, each executive officer will receive 24 month salary and benefit continuation, reduced by future employment. Any equity awards outstanding on termination will continue to vest, and be exercisable, for 24 months. In the case of Mr. Bailenson, he would also be entitled to receive a pro-rata bonus for the year of termination plus a cash bonus for each of the next two years. The bonus would be equal to the average of his annual cash bonus for the preceding three years.

        In the event of a change in control, all outstanding equity agreements for an executive officer would vest and the stock options would be exercisable for their original term. Mr. Frederico, Mr. McCarthy, Mr. Michener and Mr. Mills may resign for any reason in the 12 months following a change in control and would receive salary and benefit continuation for 24 months, reduced by future employment. These amounts are payable monthly unless the Compensation Committee decides to pay them in a lump sum (to the extent that such amounts are not deferred compensation subject to Section 409A of the Internal Revenue Code). In the case of Mr. Bailenson, if he is terminated for any reason or resigns in the fourth through fifteenth months following a change in control he will receive 36 months salary and benefit continuation. In addition, Mr. Bailenson will receive a pro rata change in control bonus for the year of termination and a change of control bonus for each of the next three years and a payment equal to the amount of employer contributions to the Company's retirement plans multiplied by 125%. The change in control bonus shall be 150% of his average cash bonus for the preceding three years. Following a change in control, the Company may not reduce Mr. Bailenson's eligibility for retiree health benefits for 15 months following a change in control or reduce the level of Company's contributions to its retirement plans on behalf of Mr. Bailenson below the rate in effect on December 31 of the year preceding the change in control. Mr. Bailenson will have continued coverage under employee benefit plans for three years following a change in control. The present value of his termination benefits may be paid in a lump sum to the extent such benefits are not deferred compensation subject to Section 409A of the Internal Revenue Code.

        Upon a change in control, the executive officers may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse our executive officers for those excise taxes as well as any income and excise taxes payable by the executive officer as a result of any reimbursements for the 280G excise taxes.

        A change in control applicable to the employment agreements means the occurrence of the events described in any of the following paragraphs:

  •
  the acquisition, other than specifically identified categories of acquisitions, by any person or group of ownership of any voting securities of AGL if, immediately after the acquisition, the person has ownership of more than 25% of either our outstanding common shares, or the combined voting power of our outstanding voting securities; provided that an acquisition of voting securities by ACE Limited or one of its affiliates will not constitute a change of control and, provided further, that an acquisition of voting securities directly from the Company, such as the acquisition of shares by the funds affiliated with Mr. Ross or Dexia, does not constitute a change of control;

  •
  individuals who constitute our incumbent board cease for any reason to represent greater than 50% of the voting power of members of our Board; provided that for purposes of this paragraph, the Company's "incumbent board" means the members of our Board as of the date of the completion of the IPO and any individual becoming a director after that date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the incumbent board; provided, however, that a person will not be considered a member of our incumbent board if he was elected as a result of an actual or publicly threatened election contest or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a person other than our Board;

  •
  consummation of a reorganization, amalgamation, merger, consolidation, or other business combination involving us or the sale or other disposition of more than 50% of the Company's operating assets, determined on a consolidated basis, other than any such transaction in which:

  •
  the Company's shareholders before the transaction continue to own a majority of the shares of the ultimate parent resulting from the transaction in substantially the same relative proportions as their ownership immediately prior to such transaction;

  •
  no person will own more than 25% of the resulting parent company; and

  •
  individuals who were members of our incumbent board prior to the transaction will constitute at least a majority of the members of the Board of the ultimate parent resulting from the transaction;

  •
  approval by our shareholders of a plan of complete liquidation or dissolution.

Employee Stock Purchase Plan

        We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our common shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our common shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of common shares under this plan in any calendar year.

Indemnification Agreements

        The employment agreements with our executive officers provide that they are entitled to indemnification in accordance with the Company's Bye-laws, Articles of Incorporation and other governing documents. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors' and officers' liability insurance.

 2009 Grants of Plan-Based Awards

        The following table sets forth information concerning grants of plan-based awards for all of our executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)

Dominic J. Frederico	2/5/2009		150,000			$1,116,000
	2/5/2009			100,000	$7.44	$335,000
	2/5/2009	$1,800,000

Séan W. McCarthy	7/1/2009			100,000	$12.66	$694,000

James M. Michener	2/5/2009		30,000			$223,200
	2/5/2009			20,000	$7.44	$67,000
	2/5/2009	$1,000,000

Robert B. Mills	2/5/2009		30,000			$223,200
	2/5/2009			20,000	$7.44	$67,000
	2/5/2009	$500,000

Robert A. Bailenson	2/5/2009		15,000			$111,600
	2/5/2009			10,000	$7.44	$33,500
	2/5/2009	$300,000

(1)
This column represents a PRP award that vests 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. Awards will increase or decrease in value based on 50% on the rate the Company's per share adjustable book value changes as defined and 50% on the Company's operating return on equity over each performance period.

(2)
The restrictions with respect to one-quarter of the restricted common shares lapse on each of the first, second, third and fourth anniversaries of the grant date of the award, subject to continued employment. During the restricted period, the executive officers are entitled to vote restricted common shares and receive dividends.

(3)
One-third of these options become exercisable on the first, second and third anniversary of the grant date of the award, subject to continued employment.

(4)
This column discloses the aggregate grant date fair market value computed in accordance with FAS 123R, which is $7.44 per share for stock awards and $3.35 per share for option awards, except for Mr. McCarthy's option award which has a grant date fair market value of $6.94 per share. For all assumptions used in the valuation, see note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at December 31, 2009

        The following table sets forth the outstanding equity awards held by our executive officers as of December 31, 2009.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Dominic J. Frederico	500,000	—		$18.00	4/27/2014	—		—
	166,667	—		$18.03	2/10/2015	—		—
	166,667	—		$25.50	2/2/2016	20,833	(2)	$453,326
	111,112	55,556	(1)	$26.70	2/8/2017	41,666	(4)	$906,652
	66,667	133,333	(3)	$23.27	2/14/2018	37,500	(6)	$816,000
	—	100,000	(5)	$7.44	2/5/2019	150,000	(7)	3,264,000

Séan W. McCarthy	—	100,000	(8)	$12.66	7/1/2019	—		—

James M. Michener	160,000	—		$18.00	4/27/2014	—		—
	50,000	—		$18.03	2/10/2015	—		—
	50,000	—		$25.50	2/2/2016	6,250	(2)	$136,000
	33,334	16,666	(1)	$26.70	2/8/2017	12,500	(4)	$272,000
	10,000	20,000	(3)	$23.27	2/14/2018	11,250	(6)	$244,800
	—	20,000	(5)	$7.44	2/5/2019	30,000	(7)	$652,800

Robert B. Mills	240,000	—		$18.00	4/27/2014	—		—
	80,000	—		$18.03	2/10/2015	—		—
	80,000	—		$25.50	2/2/2016	10,000	(2)	$217,600
	53,334	26,666	(1)	$26.70	2/8/2017	20,000	(4)	$435,200
	13,224	26,666	(3)	$23.27	2/14/2018	15,000	(6)	$326,400
	—	20,000	(5)	$7.44	2/5/2019	30,000	(7)	$652,800

Robert A. Bailenson	25,000	—		$18.00	4/27/2014	—		—
	10,000	—		$18.03	2/10/2015	—		—
	12,000	—		$25.50	2/2/2016	1,500	(2)	$32,640
	10,667	5,333	(1)	$26.70	2/8/2017	4,000	(4)	$87,040
	3,334	6,666	(3)	$23.27	2/14/2018	3,750	(6)	$81,600
	—	10,000	(5)	$7.44	2/5/2019	15,000	(7)	$326,400

(1)
These options vest on February 8, 2010, subject to agreement terms relating to continued employment or retirement.

(2)
These shares vest February 2, 2010, subject to agreement terms relating to continued employment or retirement.

(3)
Half of these options vest on February 14, 2010 and February 14, 2011; subject to agreement terms relating to continued employment or retirement.

(4)
One-half of these shares or units vest on each of February 8, 2010 and February 8, 2011, subject to agreement terms relating to continued employment or retirement.

(5)
One third of these options vest on each of February 5, 2011, February 5, 2011 and February 5, 2012, subject to agreement terms relating to continued employment or retirement.

(6)
One third of these shares vest on each of February 14, 2010, February 14, 2011 and February 14, 2012, subject to agreement terms relating to continued employment or retirement.

(7)
One quarter of these shares or units vest on each of February 5, 2010, February 5, 2011, February 5, 2012 and February 5, 2013, subject to agreement terms relating to continued employment or retirement.

(8)
One third of these options vest on each of July 1, 2010, July 1, 2011 and July 1, 2012, subject to agreement terms relating to continued employment or retirement.

 2009 Option Exercises and Stock Vested

        The following table provides information concerning option exercises by, and vesting of restricted stock awards of, all of our executive officers during 2009.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Dominic J. Frederico	—	—	75,114	$550,748

Séan W. McCarthy	—	—	—	—

James M. Michener	—	—	22,535	$165,229

Robert B. Mills	—	—	35,047	$257,758

Robert A. Bailenson	—	—	6,012	$43,946

(1)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date.

Nonqualified Deferred Compensation

        The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2009 and do not include contribution and earnings with respect to the 2009 bonus paid in 2010.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE(3) ($)

Dominic J. Frederico	$166,050	$332,100	$2,209,346	$5,867,600	(4)

Séan W. McCarthy(5)	—	$16,436	$(979,135)	$4,064,848

James M. Michener	$47,700	$95,400	$179,412	$817,322

Robert B. Mills	$40,500	$81,000	$156,095	$866,720

Robert A. Bailenson	$30,300	$60,600	$101,326	$380,413

(1)
The amounts in this column are also included in the Summary Compensation Table, in the salary column, as follows.

Name	2009 Amount	2008 Amount

Dominic J. Frederico	$41,250	$40,125

Séan W. McCarthy	—	—

James M. Michener	$19,500	$20,429

Robert B. Mills	$25,200	$26,400

Robert A. Bailenson	$16,962	$17,926

(2)
The amounts in this column are included in the Summary Compensation Table, in the all other compensation column as the employer contribution to the retirement plans.

(3)
Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2009 Amount	2008 Amount

Dominic J. Frederico	$2,493,590	$1,769,990

Séan W. McCarthy	—	—

James M. Michener	$725,225	$543,425

Robert B. Mills	$700,613	$485,142

Robert A. Bailenson	$260,110	$164,956

(4)
$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at the IPO.

(5)
The contributions and earnings for Mr. McCarthy represent contributions and earnings beginning July 1, 2009.

Potential Payments Upon Termination or Change in Control

        The following tables quantify the potential payments upon termination or change of control that our executive officers would receive assuming that the relevant termination event had occurred on December 31, 2009.

Termination Due to Death or Disability

	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$5,439,978	$1,432,000	$6,871,978

Séan W. McCarthy	—	$910,000	$910,000

James M. Michener	$1,305,600	$286,400	$1,592,000

Robert B. Mills	$1,632,000	$286,400	$1,918,400

Robert A. Bailenson	$527,680	$143,200	$670,880

Termination Due to Retirement

	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$5,439,978	$1,432,000	$6,871,978

Séan W. McCarthy	—	$910,000	$910,000

James M. Michener	$1,305,600	$286,400	$1,592,000

Robert B. Mills	$1,632,000	$286,400	$1,918,400

Robert A. Bailenson	$527,680	$143,200	$670,880

 Termination Without Cause Payments

	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,791,405	—	$96,942	$216,000	$3,535,978	$954,657	$6,594,982

Séan W. McCarthy	$995,225	—	$53,310	$120,000	—	$606,661	$1,775,196

James M. Michener	$776,276	—	$83,764	$93,600	$897,600	$190,914	$2,042,154

Robert B. Mills	$1,035,034	—	$88,293	$124,800	$1,196,800	$190,914	$2,635,841

Robert A. Bailenson	$1,438,029	$375,000	$58,841	$219,000	$337,280	$95,457	$2,523,607

Change in Control Payments

	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Excise Tax Gross-Up	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,791,405	—	$96,942	$216,000	—	$5,439,978	$1,432,000	$8,976,325

Séan W. McCarthy	$995,225	—	$53,310	$120,000	—	—	$910,000	$2,078,535

James M. Michener	$776,276	—	$83,764	$93,600	—	$1,305,600	$286,400	$2,545,640

Robert B. Mills	$1,035,034	—	$88,293	$124,800	—	$1,632,000	$286,400	$3,166,527

Robert A. Bailenson	$2,714,299	$562,500	$88,262	$508,500	$1,987,149	$527,680	$143,200	$6,531,590

        Each of these tables assumes that salary has accrued through December 31, 2009 and that benefit costs remain at current premium levels for three years from December 31, 2009. The salary continuation columns and excise tax gross-up column represent the lump sum cash severance values that have been present valued as provided under the employment agreements. The Termination Due to Retirement table assumes that each executive officer was retirement eligible on December 31, 2009, although a retirement age is generally 55.

        With respect to the termination due to retirement, vesting of restricted stock and stock options takes place over time. However, we have not discounted these amounts receivable in the future following retirement in the Termination Due to Retirement table.

        The amounts shown in these tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2009 for Messrs. Frederico, McCarthy, Michener, Mills and Bailenson are as follows respectively: $6,050,181; $4,617,670; $1,069,441; $1,173,618 and $1,068,647. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

        The amounts in the change in control payments table are based on a Section 280G of the Internal Revenue Code excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and an 11.03 percent state income tax rate.

        If an executive officer had been terminated for cause on December 31, 2009, he would not have received any severance payments and would have forfeited all unvested equity payments, receiving only salary payments through the termination date and vested retirement benefits under the Company's retirement plans.

        For the purpose of these tables, the value of restricted stock has been determined by multiplying the number of shares of unvested restricted stock on December 31, 2009 by the closing price of our common stock on December 31, 2009, which was $21.76. Similarly, we calculated the value of unvested options by multiplying the number of unvested options by the difference between the closing price of our Common Shares on December 31, 2009 and the applicable exercise price.

        Salary continuation, benefit and retirement plan contributions assume no subsequent employment after termination.

  AGL Non-Qualified Retirement Plans

        All the executive officers participate in a non-qualified defined contribution retirement plan through an AGL employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans impose some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

        The Assured Guaranty Ltd. Supplemental Employee Retirement Plan is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions. A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by an AGC employer. Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000. A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment. To satisfy the requirements of Internal Revenue Code section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.

        The Assured Guaranty Corp. Supplemental Executive Retirement Plan is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions. A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by an AGC employer. Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000. A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

  Equity and Incentive Plans

        All the executive officers have received awards pursuant to the Company's long-term equity incentive plan and participate in the performance retention plan. A change in control of the Company accelerates vesting of some equity awards made under the equity incentive plans, and restricted stock units will be distributed on a "change in control" if it satisfies the definition of change in control under Section 409A of the Internal Revenue Code. Below is an overview of the plans.

        Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended in 2009, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and the Company. A participant generally vests in restricted stock awards over four years of continued employment and in option awards over three years of continued employment, but if a change in control occurs or if the participant terminates employment as a result of death or disability, then the participant immediately vests in any outstanding awards. In the event of retirement, prior equity grants to an executive officer will continue to vest and options will be exercisable for their original term.

        Assured Guaranty Ltd. Performance Retention Plan was established in 2006, to permit the grant of cash based awards to selected employees. PRP awards may be treated as nonqualified deferred compensation subject to the rules of Internal Revenue Code Section 409A, and the PRP was amended in 2007 to comply with those rules. The PRP was again amended in 2008 to be a sub-plan under the Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation). The revisions also give the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives.

        The Company granted a limited number of PRP awards in 2007, which vest after four years of continued employment (or if earlier, on employment termination, if the participant's termination occurs as a result of death, disability, or retirement), and participants receive the designated award in a single lump sum when it vests, except that participants who vest as a result of retirement receive the bonus at the end of the four year period during which the award would have vested had the participant continued in employment. The value of the award paid is greater than the originally designated amount only if actual company performance, as measured by an increase in the company's adjusted book value, as defined in the PRP, improves during the four year performance period. For those participants who vest prior to the end of the four year period as a result of their termination of employment resulting from retirement, death or disability, the value of the award paid is greater than the originally designated amount only if actual company performance, as measured by an increase in the company's adjusted book value, improves during the period ending on the last day of the calendar quarter prior to the date of the participant's termination of employment.

        Beginning in 2008, the Company integrated PRP awards into its long term incentive compensation system and substantially increased the number and amount of these awards. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share adjusted book value during the performance period, and one half of each installment is increased or decreased in proportion to the operating return on equity during the performance period. However, if, during the performance period, a participant dies or becomes disabled while employed, the amount is based on performance through the quarter ending before death or disability and is paid after the occurrence of death or disability. Since 2008, a limited number of awards have cliff vesting in four or five years. Operating return on equity and adjusted book value are defined in each PRP award agreement. For more information on the vesting schedules of recent PRP awards see "Compensation Discussion and Analysis—Variable Compensation."

        Under awards since 2008, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold.

        As described above, the performance goals used to determine the amounts distributable under the PRP are based on the Company's operating return on equity and growth in per share adjusted book value, or in the case of the 2007 awards growth in adjusted book value, as defined. The Compensation Committee believes that management's focus on achievement of these performance goals will lead to increases in the Company's intrinsic value. The Compensation Committee uses the following methods to determine operating return on equity and adjusted book value.

  •
  Operating return on equity as of any date is determined by the Compensation Committee and equals the Company's operating income as a percentage of average shareholders' equity, excluding accumulated other comprehensive income and after-tax unrealized gains (losses) on derivative financial instruments. To determine operating income, the Compensation Committee adjusts reported net income or loss to remove items that are determined by the Compensation Committee to increase or decrease reported net income or loss without a corresponding increase or decrease in value of AGL.

  •
  To determine adjusted book value, the Compensation Committee adjusts the reported shareholder equity (i) to remove items that are determined by the Compensation Committee to increase or decrease reported shareholder equity without a corresponding increase or decrease in value of the Company's, and (ii) to include items that are determined by the Compensation Committee to increase or decrease the value of the Company's without a corresponding increase or decrease to reported shareholder equity.

The adjustments described above may be made by the AGL Compensation Committee at any time before distribution, except that, for certain senior executive officers, any adjustment made after the grant of the award may decrease but may not increase the amount of the distribution.

        In the event of a corporate transaction involving the Company, including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, the Compensation Committee may adjust the calculation of the Company's adjusted book value and operating return on equity as the Compensation Committee deems necessary or desirable in order to preserve the benefits or potential benefits of PRP awards.

  Employment Agreements

        As described above, each executive officer is a party to an employment agreement that provides post employment benefits. The Company provides these benefits to recruit and retain these executive officers. In this section we summarize the post termination provisions of those employment agreements. See the section of this proxy statement entitled "Executive Compensation—Employment Agreements" for additional details concerning those employment agreements.

AUDIT COMMITTEE REPORT

        The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of the Company and its management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Messrs. Buhl, Borges and O'Kane are each audit committee financial experts within the meaning of the rules of the SEC, as that term is defined under Item 401(h) of Regulation S-K.

        The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company's website. The Audit Committee Charter was updated in 2009 to reflect current best practices for audit committees. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company's financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company's internal audit process and the performance, qualification and independence of the Company's independent auditors, PwC.

        The Company's management prepares the Company's consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits the Company's year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of the Company's internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company's management, PwC and other advisors. The Company has also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support its internal audit program and compliance with Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.

        The Audit Committee held five meetings in 2009. Audit Committee meetings are usually held in conjunction with the quarterly meetings of the Board of Directors. At all of its quarterly meetings, the Audit Committee met with management, PwC, E&Y, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of the Company's loss reserves and compliance with the Company's conflict of interest, regulatory compliance and code of conduct policies. At each quarterly meeting the Audit Committee also reviewed underwriting and risk management with the Chief Risk Officer and the Chief Surveillance Officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee. Its fifth meeting was held in February 2009 to review and approve the Company's December 31, 2008 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also at that time reviewed the Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud. In 2009, members of the Audit Committee also attended an informational meeting on a specialized accounting topic.

        The Audit Committee also met with management and PwC in February 2010 to review results of operations and audit results, and approve the Company's December 31, 2009 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also reviewed the Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud. The Audit Committee also reviewed a draft proxy statement for the 2010 Annual General Meeting at this meeting.

        Also, at each meeting in 2009 and February 2010, the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of the Company's internal controls and overall financial reporting. Similar executive sessions are held at least annually with representatives of E&Y and at each quarterly meeting E&Y discusses their observations as well as to further review the results of specific internal audits and the overall internal audit program. Portions of quarterly meetings were dedicated to further education of Audit Committee members.

        The Audit Committee has also discussed with PwC all the matters required to be discussed by U.S. GAAP, including those described in Auditing Standards No. 61, as amended (AU Section 380) as adopted by the Public Company Accounting Oversight Board, "Communication with Audit Committees." These discussions included (a) the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting; (b) methods used to account for significant unusual transactions; (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; (e) disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements; and (f) any significant audit adjustments, of which there were none, and any significant deficiencies in internal control, of which there were none. The Audit Committee also reviewed all other material written communications between PwC and management. The Audit Committee has also discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence.

        Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2009 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

        The foregoing report has been approved by all members of the Audit Committee.

                      G. Lawrence Buhl, Chairman
                      Neil Baron
                      Francisco L. Borges
                      Michael T. O'Kane

 PROPOSAL NO. 2: APPROVAL AND ADOPTION OF THE
FIRST AMENDED AND RESTATED BYE-LAWS

        At the Annual General Meeting, shareholders will be asked to approve the Amended Bye-laws in order to: (1) reflect amendments to the Bermuda Companies Act 1981, as amended, which we refer to as the Companies Act; (2) more closely align certain provisions with NYSE listing requirements; (3) remove prohibitions on taking Board and shareholder actions in the United States; (4) reflect desired corporate governance practices; and (5) make other minor clarifying and stylistic revisions to certain provisions of AGL's Bye-laws.

        If shareholder approval is received, the Amended Bye-laws will take effect as the bye-laws of AGL as of the close of the 2010 Annual General Meeting. The Amended Bye-laws will not take effect unless shareholder approval is received.

Background and Reasons for Bye-law Amendments

        The Nominating and Governance Committee recently reviewed the existing Bye-laws of AGL to determine whether any changes were necessary or advisable in light of recent developments in Bermuda law. Because AGL's existing Bye-laws have been in place, without change, since its IPO in 2004, the Nominating and Governance Committee also considered whether any additional changes to the existing Bye-laws were appropriate to recommend at this time in order to clarify or improve the current processes and procedures for corporate governance matters. The intended effect of the proposed amendments, if approved, will be to enable AGL to take advantage of the changes to Bermuda company law and to update its corporate governance practices for greater efficiency and flexibility and to clarify its corporate governance practices. Based on this review, the Nominating and Governance Committee recommended that the Board approve the Amended Bye-laws.

        The Board determined, at its meeting held on February 25, 2010, that it is in the interests of AGL and its shareholders to make certain amendments to AGL's Bye-laws. Accordingly, the Board approved, subject to shareholder approval, and recommended that shareholders approve, the adoption of the Amended Bye-laws. The text of the proposed Bye-law amendments as approved by the Board, marked to show changes from the current Bye-laws of AGL, with deletions indicated by strike-outs and additions indicated by underlining, is attached to this proxy statement as Exhibit B.

        The following is a summary of both the material changes that will be effected if the Amended Bye-laws are adopted and the Board's rationale for approving such changes. The following description is qualified in its entirety by reference to the actual text of the Amended Bye-laws as set forth in Exhibit B. Shareholders are urged to review Exhibit B carefully.

Amendments to the Bye-laws Reflecting Changes in Bermuda Law

        In 2006, the Legislative Change Committee of the Bermuda International Business Association in collaboration with the Ministry of Finance undertook a comprehensive review of the Companies Act. Following this review, a Bill entitled the Companies Amendment Act 2006, which we refer to as the Act, was passed and subsequently enacted on December 29, 2006. The Act significantly amended the Companies Act.

        Many of the changes brought about by these amendments are intended to make it easier for companies, the Registrar of Companies in Bermuda and service providers to utilize technology for maximum efficiency and convenience by making it possible for a company to deliver, via electronic mode, an electronic record of documents. For example, this means, subject to shareholder adoption of the Amended Bye-laws, that we may communicate with our shareholders by transmitting the notice of shareholders' meetings via electronic means or by posting information (proxy material and notices of shareholders' meetings) electronically, subject to compliance with applicable requirements of securities laws, including the Exchange Act. The Amended Bye-laws also clarify the electronic means by which notices of Board meetings may be delivered.

        Other Bermuda law based changes brought about by these amendments include:

        Treasury Shares.    A Bermuda company may, if permitted by its memorandum or Bye-laws, acquire its own shares to be held as treasury shares. The Amended Bye-laws would permit AGL to acquire and hold treasury shares. We believe this will enable AGL to reissue those shares at a later time providing us with greater financial flexibility. We will continue to be able to repurchase our own shares for cancellation as has been our past practice.

        Corporate Seals.    It is no longer a mandatory requirement of the Companies Act that deeds or other documents be executed under seal in order to be effective as a matter of Bermuda law. As such, the Amended Bye-laws reflect this change.

        Appointment of Officers.    In the past, Bermuda companies were required to have officers with specific titles: "President" and "Vice President," or "Chairman" and "Vice-Chairman." There are no longer any specific titles required for officers of a Bermuda company, with the exception of the "Secretary." The Amended Bye-laws reflect this change which will provide us with greater flexibility in appointing and naming our officers in the future.

Additional Amendments to the Bye-laws

        In conjunction with the update of AGL's Bye-laws to reflect the amendments to the Companies Act, the Board approved additional changes which are contained in the Amended Bye-laws. These include the following changes:

        New York Stock Exchange Related Changes.    The definitions of Audit Committee, Compensation Committee and Nominating and Governance Committee, and the Board's power to delegate responsibilities to committees, have been revised to be more closely aligned with the listing requirements of the NYSE, as well as to reference, where applicable, other legal requirements. Similarly, the amended Bye-laws specify that the remuneration of the Auditor shall be fixed by the Audit Committee. Because these requirements already apply to AGL, these changes will not result in any changes to AGL's corporate governance practices.

        Removal of Prohibitions on Taking Action in the United States.    The Amended Bye-laws eliminate prohibitions on taking Board or shareholder action within the United States, although the removal of the language does not change the Company's intention to continue operating so that it will not be engaged in a U.S. trade or business.

        Updating Corporate Governance Provisions.    The Amended Bye-laws contain changes designed to reflect current practice. For example, the Board created a Risk Oversight Committee pursuant to the general authority for the creation of Board committees contained in the current Bye-laws. Provisions relating to the Risk Oversight Committee have been expressly added to the Amended Bye-laws. The Amended Bye-laws clarify that the Nominating and Governance Committee determines director compensation. Similarly, clarifications have also been made to the proxy and share transfer and transmissions provisions to reflect current practice.

        The indemnification provisions have updated to expressly permit AGL to purchase and maintain directors' and officers' insurance, to expressly provide that the Bye-law indemnification provisions are not exclusive provisions and to prevent amendment or repeal on a retroactive basis. Each of these amendments is a standard indemnification provision. The amendments specify that in order for expenses to be advanced to an indemnified person, such expenses must be reasonable. The amendments also clarify some of the other existing indemnification provisions. The provision for waiver of claims by AGL and its shareholders against directors and officers in connection with the performance of his or her duties has been expanded to clarify that the waiver applies whether the duties are performed for AGL or for any of its subsidiaries.

        The Board vacancy provisions have been revised to permit the Board to approve the retention of an employee as a director after such individual ceases to be an employee. The amended vacancy provision also specifies that, when filling a vacancy other than in connection with the removal of a director, the Board will assign the new director to a class such that each class of directors shall consist of, as nearly as possible, one-third of the total number of directors on the Board (as opposed to requiring, in certain cases, that the new director serve in the same class of directors as the predecessor).

        The Amended Bye-laws shorten the minimum notice for Board meetings from three days to 24 hours and the minimum notice for shareholder meetings from 20 days to 15 days, to allow for greater flexibility, although it is not AGL's current intention to call meetings on such shorter notice unless business necessity requires the meetings to be held more quickly.

        Provisions have been added in the Amended Bye-laws regarding the chairing of both Board and shareholder meetings in order to provide for procedural clarity.

        The Amended Bye-laws permit the Board to establish procedures and restrictions in connection with attendance or voting at shareholders' meetings by telephonic or other electronic means.

        Other changes in the Amended Bye-laws are intended to streamline corporate governance practices, such as specifying that the number of directors then in office, if at least three, shall be the number of directors on the Board in the absence of a specific resolution designating the number of members of the Board.

        Clarifications and Stylistic Revisions.    A number of clarifications and stylistic revisions have been made throughout the Amended Bye-laws. For example, the Amended Bye-laws clarify that directors may sign resolutions by electronic transmission and that Board action taken by unanimous written resolutions does not require the signature of alternate directors. The remuneration of officers provision has been clarified to specify that officer compensation can be determined by the Compensation Committee or as otherwise determined in accordance with applicable Compensation Committee policy, stock exchange regulation and law or regulation. Some provisions reflect changes corresponding to the amendments described above. Outdated transitional provisions relating to the Board's classification have been deleted.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE FIRST AMENDED AND RESTATED BYE-LAWS.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The appointment of independent auditors is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PwC as our independent auditor for the year ending December 31, 2010. Since 1999, the Company's subsidiaries, as subsidiaries of ACE prior to the IPO, have had a working association with PwC, ACE's independent auditor. PwC had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries during the IPO.

        Our audited financial statements for the year ending December 31, 2009 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

        The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2009 and 2008 and fees for other services rendered by PwC for 2009 and 2008.

	2009	2008
Audit fees(1)	$5,016,204	$2,129,021
Audit-related fees(2)	$150,400	$71,925
Tax fees(3)	$152,372	$153,467
All other fees(4)	—	$523,740

(1)
We paid audit fees, including costs, for the years ended December 31, 2009 and December 31, 2008 for professional services rendered in connection with:

  •
  the audits of our consolidated financial statements of management's assessment of internal controls over financial reporting and of the effectiveness of these controls;

  •
  the statutory and GAAP audits of various subsidiaries;

  •
  comfort letters issued in connection with registrant statements filed by the Company;

  •
  consents issued in connection with financial guaranty transactions; and

  •
  review of quarterly press releases and financial supplements and documentation of internal controls.

(2)
Audit related fees for the year ended December 31, 2009 related to audits of the AGL and AGMH employee benefit plans and review procedures in connection with the compensation disclosures in this proxy statement. Audit related fees for the year ended December 31, 2008 were for professional services rendered in connection with audits of the Company's employee benefit plans and review procedures in connection with the compensation disclosures in this proxy statement.

(3)
Tax fees for 2009 were for professional services rendered in connection with the preparation of the 2008 federal tax returns, tax consulting work related to the AGMH acquisition and compliance services in connection with the preparation of corporate tax returns for the Japanese branch of AGM, as well as FSA Services (Japan) Inc. Tax fees for 2008 were for professional services rendered in connection with preparation of the 2007 federal tax returns.

(4)
Fees related to due diligence services provided in connection with the Company's acquisition of AGMH and to a review of servicing procedures for home equity line of credit loans in the AGC's direct financial guaranty Countrywide transactions.

Pre-Approval Policy of Audit and Non-Audit Services

        The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

 PROPOSAL NO. 4: PROPOSALS CONCERNING OUR SUBSIDIARIES,
ASSURED GUARANTY RE LTD. AND ASSURED GUARANTY IRELAND HOLDINGS LTD.

        In accordance with AGL's Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL's directors must refer the matter to the shareholders of AGL and seek authority from AGL's shareholders for AGL's representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL's directors must cause AGL's representative or proxy to vote AGL's shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL's Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of each of our subsidiaries, AG Re and AG Ireland.

        Proposal 4.1—Election of AG Re Directors.    We propose that AGL be directed to elect the following ten directors of AG Re: Howard Albert, Robert A. Bailenson, Russell B. Brewer, Gary Burnet, Dominic J. Frederico, Séan McCarthy, James M. Michener, Robert B. Mills, Kevin Pearson and Andrew Pickering, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each of Messrs. Albert, Bailenson, Brewer, Burnet, Frederico, McCarthy, Michener, Mills and Pickering are officers of AGL or its subsidiaries and have consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors.

        The biographies for these nominees are set forth below:

        Howard Albert, age 50, is AGL's Chief Risk Officer. Mr. Albert also serves as the Chief Risk Officer of the Company's U.S. subsidiaries. He joined the Company in 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Since 1999, Mr. Albert has held a number of credit and risk management position in the Company. Prior to joining the Company, he spent two years with Rothschild Inc.

        Mr. Albert's experience in risk management, underwriting and credit makes him valuable to the Board of Directors of AG Re.

        Robert A. Bailenson, age 43, has been Chief Accounting Officer of AGL since May 2005 and has been with AGL and its predecessor companies since 1990. Mr. Bailenson also serves as the Chief Accounting Officer of the Company's U.S. subsidiaries. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE in 1999.

        Mr. Bailenson's background as an accountant provides an important perspective to the Board of Directors of AG Re.

        Russell B. Brewer II, age 53, has been the Chief Surveillance Officer of AGC and AGM and a director of AGC since July 2009. He became the Chief Surveillance Officer of AGL in November 2009. He has been a director of AGM since September 1993. Mr. Brewer was the Chief Risk Management Officer of AGM from September 2003 until July 2009. He was the Chief Underwriting Officer of AGM from September 1990 until September 2003. He was a Managing Director of AGMH from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM in 1986, Mr. Brewer was an Associate Director of Moody's Investors Service, Inc.

        Mr. Brewer's risk management and surveillance expertise enhances the deliberations of the Board of Directors of AG Re.

        Gary Burnet, age 39, has been the Managing Director-Chief Credit Officer of AG Re since 2006 and served as the Vice President-Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining the Company, Mr. Burnet's previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group's consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.

        Mr. Burnet supplies the AG Re Board of Directors with a knowledgeable viewpoint on many key areas of AG Re, based on the combination of his accounting, risk management and credit experience.

        Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Directors whose terms of office will continue after this meeting." The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.

        Séan W. McCarthy, age 51, has been Chief Operating Officer of AGL since November 2009. Mr. McCarthy has been a director and the President and Chief Operating Officer of Assured Guaranty U.S. Holdings Inc. since July 2009. Mr. McCarthy has served as a director of AGMH since February 1999. Mr. McCarthy has been President and Chief Operating Officer of AGMH since January 2002, and prior to that time served as Executive Vice President of AGMH since November 1997. He has served as President and Chief Operating Officer of AGM since July 1, 2009; served as President of AGM from November 2000 until July 2009; and served as Chief Operating Officer of AGM from November 1997 until November 2000. Mr. McCarthy was named a Managing Director of AGM in March 1989, head of its Financial Guaranty Department in April 1993 and Executive Vice President of AGM in October 1999. He has been a director of AGM since September 1993. Prior to joining AGM in 1988, Mr. McCarthy was a Vice President of PaineWebber Incorporated.

        Mr. McCarthy's executive and operating experience with AGMH has given him insights that are beneficial to the Board of Directors of AG Re.

        James M. Michener, age 57, has been General Counsel and Secretary of AGL since February 2004. Mr. Michener also serves as the General Counsel of our U.S. subsidiaries. Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as General Counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.

        Mr. Michener's experience as a lawyer and his position as the General Counsel of AGL enables him to make valuable contributions as a member of the Boards of Directors of AG Re.

        Robert B. Mills, age 60, has been Chief Financial Officer of AGL since January 2004. Mr. Mills also serves as the Chief Financial Officer of our U.S. subsidiaries. Mr. Mills was Managing Director and Chief Financial Officer—Americas of UBS AG and UBS Investment Bank from April 1994 to January 2004, where he was also a member of the Investment Bank Board of Directors. Previously, Mr. Mills was with KPMG from 1971 to 1994, where his responsibilities included being partner-in-charge of the Investment Banking and Capital Markets practice.

        Mr. Mills's background as an accountant and his position as the Chief Financial Officer of AGL is particularly useful to Boards of Directors of AG Re.

        Kevin Pearson, age 45, has been President of AG Re since July 2009. From 2006 to 2009, Mr. Pearson was a Director in the Infrastructure Finance—Americas Group at AGM, with responsibility for underwriting infrastructure and project finance transactions in Canada, the U.S., Mexico and South America. Prior to that, Mr. Pearson held various positions with Financial Security Assurance International Ltd., including as a Director with responsibility for underwriting project finance transactions in Australia, Asia and New Zealand from 2004 to 2006 and as President from 1999 to 2004.

        Mr. Pearson's experience in underwriting both infrastructure and project finance transactions in many different countries provides important perspective to the Board of Directors of AG Re.

        Andrew Pickering, age 53, is the Deputy Chief Surveillance Officer of AGL and is also Chief Surveillance Officer for Public Finance and Infrastructure of the Company's U.S. subsidiaries. Mr. Pickering joined the Company in 1995 as part of the underwriting team and has held a variety of positions with the Company and its predecessor companies.

        Mr. Pickering's surveillance and underwriting background enables him to make useful contributions to the Board of Directors of AG Re.

        Proposal 4.2—Appointment of AG Re Auditors.    We propose that AGL be directed to appoint PwC as the independent auditors of AG Re for the fiscal year ending December 31, 2010, subject to PwC being appointed as the Company's independent auditors. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2009 and 2008 and fees for other services rendered by PwC to AG Re for 2009 and 2008.

	2009	2008
Audit fees	$120,000	$120,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

        The above audit fees are included in the audit fees shown in "Proposal No. 3: Ratification of Appointment of Independent Auditors."

        Other Matters.    The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

        Proposal 4.3—Appointment of Auditors.    We propose that AGL be directed to appoint PwC as the independent auditors of AG Ireland for the fiscal year ending December 31, 2010, subject to PwC being appointed as the Company's independent auditors. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        AG Ireland was formed in 2009. PwC did not provide any audit, audit-related, tax or other services for AG Ireland in 2009.

        Other Matters.    The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Ireland that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Ireland, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU AUTHORIZE AGL TO VOTE FOR EACH OF THE PROPOSALS CONCERNING AGL'S SUBSIDIARIES, ASSURED GUARANTY RE LTD. AND ASSURED GUARANTY IRELAND HOLDINGS LTD.

 SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

How do I submit a proposal for inclusion in next year's proxy material?

        If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 7, 2010 and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL's 2011 Annual General Meeting proxy statement and form of proxy.

How do I submit a proposal or make a nomination at an annual general meeting?

        Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2011 Annual General Meeting, such written notice must be received on or prior to February 5, 2011. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

        The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                      By Order of the Board of Directors,

                      James M. Michener
                      Secretary

EXHIBIT A

EXHIBIT A—CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.     Introduction

        To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company's Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company's Board of Directors.

        Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

        In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        The "Company" includes any subsidiary in its consolidated group.

III.  Standards for Directors

        The following standards have been established to determine whether a director of the Company is independent:

1.
A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

  For purposes of this paragraph III, the term "executive officer" has the same meaning specified for the term "officer" in Rule 16(a) 1(f) under the Securities Exchange Act of 1934. Rule 16a 1(f) defines "officer" as a company's president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of the company's parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.
A director is not independent if: (A) the director is a current partner or employee of a firm that is the company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

4.
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

5.
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered "payments" for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

6.
Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV.    Standards for Audit Committee Members

        In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company's Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.
If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

EXHIBIT B

FIRST AMENDED AND RESTATED

B Y E - L A W S

of

ASSURED GUARANTY LTD.

B-i

Page
MEETINGS		B-~~14~~13
32.	Notice of Annual General Meeting	B-~~14~~13
33.	Notice of Special General Meeting	B-~~14~~13
34.	Accidental Omission of Notice of General Meeting	B-~~14~~13
35.	Meeting Called on Requisition of Shareholders	B-~~15~~13
36.	Short Notice	B-~~15~~13
36A. Giving Notice and Access		B-13
37.	Postponement of Meetings	B-~~15~~14
38.	Quorum for General Meeting	B-~~15~~14
38A. Chairman to Preside at General Meeting		B-14
39.	Adjournment of Meetings	B-~~16~~14
40.	Attendance at Meetings	B-~~16~~15
41.	Written Resolutions	B-~~16~~15
42.	Attendance of Directors	B-~~17~~16
43.	Voting at Meetings	B-~~17~~16
44.	Voting by Poll	B-~~17~~16
45.	Decision of Chairman	B-~~18~~17
46.	Instrument of Proxy	B-~~18~~17
47.	Representation of Corporations etc. at Meetings	B-~~20~~18
VOTES OF SHAREHOLDERS		B-~~20~~18
48.	General	B-~~20~~18
49.	Adjustment of Voting Power	B-~~20~~18
50.	Other Adjustments of Voting Power	B-~~21~~19
51.	Notice	B-~~21~~19
52.	Board Determination Binding	B-~~22~~19
53.	Requirement to Provide Information and Notice	B-~~22~~19
CERTAIN SUBSIDIARIES		B-~~23~~20
54.	Voting of Subsidiary Shares	B-~~23~~20
55.	Bye-laws or Articles of Association of Certain Subsidiaries	B-~~23~~20
SHARE CAPITAL AND SHARES		B-~~23~~21
56.	Rights of Shares	B-~~23~~21
57.	Power to Issue Shares	B-~~24~~21
58.	Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company	B-~~25~~22
59.	Registered Holder of Shares	B-~~26~~23
60.	Death of a Joint Holder	B-~~26~~23
61.	Share Certificates	B-~~27~~24
62.	Calls on Shares	B-~~27~~24

B-ii

Page
63.	Forfeiture of Shares	B-~~28~~24
64.	Repurchase of Shares	B-~~28~~25
REGISTER OF SHAREHOLDERS		B-~~29~~25
65.	Contents of Register of Shareholders	B-~~29~~25
66.	Inspection of Register of Shareholders	B-~~29~~25
67.	Determination of Record Dates	B-~~29~~26
TRANSFER OF SHARES		B-~~29~~26
68.	Instrument of Transfer	B-~~29~~26
69.	Restrictions on Transfer	B-~~30~~26
70.	Transfers by Joint Holders	B-~~31~~27
TRANSMISSION OF SHARES		B-~~31~~27
71.	Representative of Deceased Shareholder	B-~~31~~27
72.	Registration on Death or Bankruptcy	B-~~31~~27
DIVIDENDS AND OTHER DISTRIBUTIONS		B-~~31~~28
73.	Declaration of Dividends by the Board	B-~~31~~28
74.	Other Distributions	B-~~32~~28
75.	Reserve Fund	B-~~32~~28
76.	Deduction of Amounts Due to the Company	B-~~32~~28
CAPITALIZATION		B-~~32~~28
77.	Issue of Bonus Shares	B-~~32~~28
ACCOUNTS AND FINANCIAL STATEMENTS		B-~~32~~28
78.	Records of Account	B-~~32~~28
79.	Financial Year End	B-~~33~~29
80.	Financial Statements	B-~~33~~29
AUDIT		B-~~33~~29
81.	Appointment of Auditor	B-~~33~~29
82.	Remuneration of Auditor	B-~~33~~29
83.	Vacation of Office of Auditor	B-~~33~~29
84.	Access to Books of the Company	B-~~33~~29
85.	Report of the Auditor	B-~~33~~29
NOTICES		B-~~34~~30
86.	Notices to Shareholders of the Company	B-~~34~~30
87.	Notices to Joint Shareholders	B-~~34~~30
88.	Service and Delivery of Notice	B-~~34~~30
SEAL OF THE COMPANY		B-~~34~~30
89.	The Seal	B-~~34~~30
90.	Manner in which Seal is to be Affixed	B-~~34~~30

B-iii

Page
WINDING-UP		B-~~35~~30
91.	Winding-Up/Distribution by Liquidator	B-~~35~~30
ALTERATION OF BYE-LAWS		B-~~35~~31
92.	Alteration of Bye-Laws	B-~~35~~31

B-iv

INTERPRETATION

1.
Interpretation

        (1)   In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

    (a)
    "Act" means the Companies Act 1981 as amended from time to time;

    (b)
    "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Shareholder or indirect holder or owner of shares shall be deemed an Affiliate of another Shareholder solely by the reason of an investment in the Company. For the purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

    (c)
    "Attribution Percentage" shall mean, with respect to a Shareholder, the percentage of the Shareholder's shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Shareholder.

    (d)
    "Audit Committee" means the audit committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed an Audit Committee, ~~the Board~~members of the Board who satisfy the requirements of the New York Stock Exchange (or such other stock exchange as may serve as the primary stock exchange for the Company's common shares) and Rule 10A-3 pursuant to the U.S. Securities Exchange Act of 1934, as amended, shall constitute the Audit Committee;

    (e)
    "Auditor" includes any individual, partnership or other entity appointed in accordance with the Act;

    (f)
    "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

    (g)
    "Cause" means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct or violation of law or applicable rule of a self-regulatory organization;

    (h)
    "Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

    (i)
    "Company" means the company for which these Bye-laws are approved and confirmed;

    (j)
    "Compensation Committee" means the compensation committee appointed by the Board in accordance with these Bye-laws or such other committee as may be designated to perform compensation functions as required by applicable rule or regulation, provided that in the event that the Board shall not have appointed a Compensation Committee, the ~~Board~~members of the Board who satisfy (i) the requirements of the New York Stock Exchange (or such other stock exchange as may serve as the primary stock exchange for the Company's common shares) and (ii) any other applicable requirements for directors who determine compensation, such as the requirements for non-employee directors under Rule 16b-3 pursuant to the U.S. Securities Exchange Act of 1934, as amended, and the requirements for outside directors under Section 162(m) of the Code shall constitute the Compensation Committee;

    (k)
    "Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code;

    (l)
    "Director" means a director of the Company;

    (m)
    "Executive Committee" means the executive committee appointed by the Board in accordance with these Bye-laws;

    (n)
    "Finance Committee" means the finance committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed a Finance Committee, the Board shall constitute the Finance Committee;

    (o)
    "indirect" means when referring to a holder or owner of shares, ownership of shares within the meaning of Section 958(a)(2) of the Code;

    (p)
    "9.5% U.S. Shareholder" means a "United States person" as defined in the Code (a "U.S. Person") whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power (determined without applying the voting power adjustments or eliminations in Bye-laws 49~~-~~-53 inclusive) of all issued and outstanding shares of the Company and who generally would be required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code; and if the ownership threshold under Section 951(b) of the Code; were 9.5%.

    (q)
    "~~Nomination~~Nominating and Governance Committee" means the ~~nomination~~nominating and governance committee appointed by the Board in accordance with these Bye-laws or such other committee as may be designated to perform director nominating and governance functions as required by applicable rule or regulation, provided that in the event that the Board shall not have appointed a ~~Nomination~~Nominating and Governance Committee, ~~the Board~~members of the Board who satisfy the requirements of the New York Stock Exchange (or such other stock exchange as may serve as the primary stock exchange for the Company's common shares) shall constitute the ~~Nomination~~Nominating and Governance Committee.

    (r)
    "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

    (s)
    "Officer" means any person appointed by the Board to hold an office in the Company;

    (t)
    "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

    (u)
    "Register of Shareholders" means the Register of Shareholders referred to in these Bye-laws and shall be the same "register of members" required to be kept by the Company under the Act;

    (v)
    "Resident Representative" means any person appointed to act as resident representative;

(W)	"Risk Oversight Committee" means the risk oversight committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed a Risk Oversight Committee, the Board shall constitute the Risk Oversight Committee;
(x)	~~(w)~~ "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant or acting secretary;
(y)
~~(x)~~ "Shareholder" means the person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-laws as the direct holder) of the Company and shall have the same meaning as the term "Member" in the Act;

(z)
~~(y)~~ "Tentative 9.5% U.S. Shareholder" means a U.S. Person that, but for adjustments or eliminations of the voting power of shares pursuant to Bye-laws 49-53 (inclusive), would be a 9.5% U.S. Shareholder;
(aa)
"Treasury Share" means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and
(bb)	~~(z)~~ "United States of America" or "U.S." means the United States of America and dependent territories or any part thereof.

        (2)   In these Bye-laws, where not inconsistent with the context:

    (a)
    words denoting the plural number include the singular number and vice versa;

    (b)
    words denoting the masculine gender include the feminine and neuter gender;

    (c)
    words importing persons include individuals, companies, associations, partnerships, firms or bodies of persons whether corporate or not;

    (d)
    the words:

    (i)
    "may" shall be construed as permissive;

    (ii)
    "shall" shall be construed as imperative; ~~and~~

(e)	~~(e)~~ unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws; and
(f)	references to specific statutes or regulations shall be deemed to include references to successor statutes or regulations.

        (3)   Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

        (4)   Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.
Board of Directors

        The business and affairs of the Company shall be managed and conducted by the Board.

3.
Management of Company

        (1)   In managing the business and affairs of the Company, the Board may exercise all such powers of the Company as are not, by ~~statute~~the Act or by these Bye-laws, required to be exercised by the Company in general meeting ~~subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting~~. The Board may also present any petition and make any application in connection with the liquidation or reorganization of the Company.

        (2)   No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

        (3)   The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.
Power to Appoint Managing Director or Chief Executive Officer

        The Board may from time to time appoint one or more Directors to the office of Managing Director or Chief Executive Officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.
Power to Appoint Manager

        The Board may appoint a person to act as manager of the Company's day-to-day business or any part thereof (and the Board may appoint more than one managers as manager of different parts of the Company's business) and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.
Power to Authorize Specific Actions

        The Board may from time to time and at any time authorize (and confer powers upon) any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.
Power to Appoint Attorney

        The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. ~~Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.~~

8.
Power to Delegate

        (1)   The Board may delegate any (and all in the case of the Executive Committee) of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist of one or more Shareholders or wholly of Directors, or partly or entirely of non-Directors, and every such committee shall conform to such directions as the Board shall impose on them. Without limiting the foregoing, such committees may include (separately or combined to the extent permitted by applicable law or regulation):

    (a)
    an Audit Committee, which may, among other things, review the internal administrative and accounting controls of the Company and the Company's subsidiary companies or other companies associated with the Company and recommend to the ~~Board~~Shareholders the appointment of Auditor;

    (b)
    a Compensation Committee, which may, among other things, establish and review the compensation of Officers and the compensation policies and procedures of the Company and the Company's subsidiary companies or other companies associated with the Company;

    (c)
    an Executive Committee, which shall have all of the powers of the Board between meetings of the Board;

    (d)
    a Finance Committee, which may, among other things, establish and review the investment policy of the Company, and review and make recommendations regarding the Company's capital structure, financing activities and dividend policy; ~~and~~

    (e)
    a Nominating and Governance Committee, which may, among other things, assist the Board in identifying individuals to be nominated to serve as Directors, establish and review the Company's governance guidelines and establish and review the compensation of Directors; and

(f)	a Risk Oversight Committee, which may among other things, assist the Board with establishment of the Company's risk tolerance and oversight of management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management.

        (2)   The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings (including, without limitation, notice periods and quorum requirements) and the conduct of its affairs as the committee sees fit.

        (3)   The Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

9.
Power to Appoint and Dismiss Employees

        The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.
Power to Borrow and Charge Property

        The Board may exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.
Exercise of Power to Purchase Shares of or Discontinue ~~The~~the Company

        (1)   The Board may exercise all the powers of the Company to purchase (sometimes referred to in these Bye-laws as "repurchase") or acquire all or any part of its own shares pursuant to the Act for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit, provided, however, that such repurchase shall not be made if, in the Board's determination, it would result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates.

        (2)   The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

12.
Board Size; Classes of Directors

        (1)   The Board shall consist of not less than 3 and not more than 21 Directors (as determined by resolution of the Board of Directors) the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least two-thirds majority of the Board then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be ~~eight (8)~~deemed to be the number of Directors then in office if such number is within the range specified by this Bye-law 12(1) and if the number of Directors then in office is less than three, the number of Directors shall be deemed to be three Directors. Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye~~-~~-law 16 hereof. Directors shall be elected, except in the case of a vacancy (as provided for in Bye~~-~~-law 15 or 16, as the case may be), by the Shareholders in the manner set forth in paragraph (2) of this Bye-law 12 at an annual general meeting or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (2) of this Bye-law 12.

        (2)   The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. ~~The classification of the Directors into three classes (Class I, Class II and Class III) and the appointments to each class made by resolutions of the sole Shareholder passed prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws) shall stand when these Bye-laws come into effect. Accordingly, the Class I Directors shall initially serve a one year term of office expiring at the annual general meeting for 2005, the Class II Directors shall initially serve a two year term of office expiring at the annual general meeting for 2006, and the Class III Directors shall initially serve a three year term of office expiring at the annual general meeting for 2007. At the annual general meeting for 2005 and each succeeding~~Each class of directors shall have a three year term. At each annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 15 or 16. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until they are removed from office by the Shareholders pursuant to Bye-law 15 or their office is otherwise vacated. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class.

13.
Defects in Appointment Of Directors

        All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.
Shareholder Proposals and Nominations

        (1)   If a Shareholder desires to submit a proposal for consideration at an annual general meeting or special general meeting, or to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive office or registered office of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to a special general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Shareholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Shareholder who intends to make the proposal or nomination; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder. In addition, in the case of a Shareholder's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the Shareholder in such business.

        (2)   In the case of a nomination of any person for election as a Director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (iii) such other information regarding such nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, of the United States of America, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a Director of the Company, if so elected.

        (3)   The chairman of the annual general meeting or special general meeting shall, if the facts warrant (as he may determine), refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

        (4)   Notwithstanding anything contained in these Bye-laws to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total combined voting power of all the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye-laws 49-53 (inclusive)) shall be required to amend or repeal, or adopt any Bye-law provision inconsistent with, this Bye-law 14.

15.
Removal of Directors

        (1)   The Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-laws, remove a Director before the expiry of his term only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye-laws 49-53 (inclusive)); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal without prejudice to Bye-law 41.

        (2)   A vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-law may be filled by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye~~-~~-laws 49-53 (inclusive)) at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. If term of such class extends beyond such next annual general meeting, then at such next annual general meeting the Shareholders shall elect a Director to serve the remaining term of such class.

16.
Other Vacancies on the Board

        (1)   The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this Bye-law 16 or from an increase in the size of the Board of Directors pursuant to Bye-law 12. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting or until such Director's office is otherwise vacated ~~and, if such Director is appointed to fill a vacancy occurring as a result of any of the events listed in paragraph 16(3), shall serve within the same class of Directors as the predecessor but otherwise when~~. When filling the vacancy, the Board shall assign the Director to a class in keeping with the provisions of Bye-law 12(2). If term of such class extends beyond such next annual general meeting, then at such next annual general meeting the Shareholders shall elect a Director to serve the remaining term of such class.

        (2)   The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company, or (ii) preserving the assets of the Company.

        (3)   The office of a Director shall be vacated if the Director:

    (a)
    is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

    (b)
    is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

    (c)
    is or becomes disqualified, of unsound mind, or dies; or

    (d)
    resigns his or her office by notice in writing to the Company~~, or~~ if such Director is not an employee of the Company or any of its subsidiaries; provided, however that if such individual has also served as an employee of the Company or any of its subsidiaries and ceases to be employed ~~at all or~~by the Company or any of its subsidiaries or is employed by the Company or any of its subsidiaries in a different capacity, the Board of Directors may approve the retention of such individual as a Director, without such Director participating in the vote, in which case the office of Director shall not be deemed vacated.

17.
Notice of Meetings of the Board

        (1)   The Chairman may, and the Chairman may instruct the Secretary on the requisition of a majority of the Directors then in office shall, at any time, upon ~~three days'~~at least 24 hours notice, summon a meeting of the Board, provided that all the Directors may consent to a shorter notice period.

        (2)   Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, ~~telecopier~~electronic means (including, without limitation, facsimile~~, email~~ or electronic mail) or other mode of representing words in a ~~legible and non-transitory~~visible form at such Director's last known address or in accordance with any other ~~address~~instructions given by such Director to the Company for this purpose.

18.
Quorum at Meetings of the Board

        The quorum necessary for the transaction of business at a meeting of the Board shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.
Meetings of the Board

        (1)   The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

        (2)   Directors may participate in any meeting of the Board by ~~means of~~ such ~~telephone~~telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting~~, provided, however, that no Director may participate in any meeting while that Director is physically present in the United States of America~~.

        (3)   A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

        (4) Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his or her absence, a chairman shall be appointed or elected by the Directors present at the meeting.

20.
Unanimous Written Resolutions

        A resolution in writing signed by all the Directors which may be in counterparts, which signature may be by electronic transmission, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution provided that any such resolution shall be valid only if ~~(i) the last signature of a Director is affixed outside the United States of America and (ii)~~ the Board has not determined that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates. For the purposes of this Bye-law only, "the Directors" shall not include an alternate Director.

21.
Contracts and Disclosure of Directors' Interests

        (1)   Any Director may hold any other office or place of profit under the Company, and any Director, or any Director's firm, partner or any company or enterprise with whom any Director is associated, may act in any capacity for the Company and such Director or such Director's firm, partner or such company or enterprise shall be entitled to remuneration for services or work as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company or enterprise to act as Auditor of the Company.

        (2)   A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

        (3)   Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.
Remuneration of Directors

        The remuneration and benefits (if any) of the Directors shall be determined by the ~~Compensation Committee~~Nominating and Governance Committee or such other committee as may be designated for such purpose in accordance with applicable rules and regulations and shall be deemed to accrue from day to day. The Directors may also be paid or reimbursed for all travel, hotel and other expenses properly and reasonably incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

 OFFICERS

23.
Officers of the Company

        The Officers of the Company ~~shall~~may consist of a Chairman, a ~~Deputy Chairman~~President and a Secretary and additionally may consist of ~~any of the following Officers: a Chief Executive Officer, a President and one or more Executive Vice Presidents and Vice Presidents, a Chief Financial Officer, a Chief Actuary, a General Counsel and~~ such additional Officers as the Board may from time to time determine and appoint, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.
Appointment of Officers

        ~~(1)~~   The Board ~~shall~~may appoint ~~a Chairman and a Deputy Chairman who shall~~such officers (who may or may not be Directors ~~and who shall hold office for such period~~) as the Board may determine.

        ~~(2)   The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.~~

25.
Remuneration of Officers

        The Officers shall receive such remuneration and benefits as the Compensation Committee may from time to time determine or as otherwise determined in accordance with applicable Compensation Committee policy, stock exchange regulation and law or regulation.

26.
Duties of Officers

        The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer.

27.
Chairman of Meetings

        The Chairman, and if not, the President, shall act as chairman at all meetings of the Shareholders and of the Board at which such person is present. In their absence ~~the Deputy Chairman or~~, any of the ~~Executive Vice Presidents~~executive officers of the Company, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.
Register of Directors and Officers

        The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.
Obligations of Board to Keep Minutes

        (1)   The Board shall cause minutes to be duly entered in books provided for the purpose:

    (a)
    of all elections and appointments of Officers;

    (b)
    of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

    (c)
    of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

        (2)   Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.
Indemnification and Exculpation of Directors of the Company and Others

        (1)   The Directors~~, Secretary, other~~ and Officers (such term to include, for the purposes of Bye~~-~~-laws 30-31, any person appointed to any committee by the Board and any person who is or was serving at the request of the Company as a director, officer~~,~~ or employee ~~or agent~~ of another corporation, partnership, joint venture, trust or other enterprise (any person serving as a director, officer or employee of a subsidiary of the Company shall be deemed to be so serving at the request of the Company) and the Resident Representative for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their respective heirs, executors and administrators (all of the foregoing hereinafter referred to as "Indemnified Persons"), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, liabilities, costs, charges, losses, damages and expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them~~, their heirs, executors or administrators,~~ shall or may incur or sustain by or by reason of any act, by such person, or other person or a collective of persons (including without limitation the Board) or by the Company, done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said ~~person.~~persons.

        (2)   No ~~Director, Secretary, other Officer or Resident Representative and no liquidator or trustee (if any) of the Company (and their heirs, executors and administrators) for the time being acting in relation to any of the affairs of the Company~~Indemnified Person shall be liable for the acts, receipts, neglects or defaults of any other ~~Director or Officer~~Indemnified Person or other person, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part.

        (3)   Each ~~Director, Secretary, other Officer and the Resident Representative and the liquidator or trustee (if any) of the Company, and his or her heirs, executors and administrators,~~Indemnified Person shall be indemnified out of the assets of the Company against all liabilities, costs, charges, losses, ~~costs~~damages and expenses which ~~he or she or any of his or her heirs, executors or administrators, incur~~any of them shall or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including without limitation the Board) or by the Company, done, concurred in or omitted (actual or alleged) in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of this Bye-law, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such ~~Director or other person~~Indemnified Person, and, the Company shall pay to or on behalf of such ~~Director or other person~~Indemnified Person any and all ~~funds~~reasonable costs, charges and expenses associated in defending or appearing or giving evidence with respect to such Indemnified Person in such proceedings (including without limitation independent representation and counseling by an attorney or other professional selected by such ~~Director or other person~~Indemnified Person concerned) as and when such liabilities, losses, costs and expenses are incurred, provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such ~~Director or other person~~Indemnified Person shall reimburse to the Company all funds paid by the Company in respect of liabilities, losses, costs and expenses of defending such proceedings.

        (4)   The Company may purchase and maintain insurance for the benefit of any Director, Officer or employee against any liabilities, costs, charges, losses, damages and expenses incurred by him in his capacity as a Director, Officer or employee or indemnifying such Director, Officer or employee in respect of any liabilities, costs, charges, losses, damages or expenses incurred by him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director, Officer or employee may be guilty in relation to the Company or any subsidiary thereof, whether or not the Company would have the power to indemnify him against such liability under this Bye-law 30 or the Act.

        (5)   The rights conferred on any Indemnified Person by this Bye-law 30 shall not be exclusive of any other rights which such Indemnified Person may have or hereafter acquire under any statute, provision of these bye-laws, agreement, vote of shareholders or disinterested directors or otherwise.

        (6)   ~~(4)~~ The provisions of this Bye-law 30 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, ~~Secretary, other~~ Officer, ~~the~~ Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, ~~Secretary, other~~ Officer, Resident Representative or liquidator or trustee of the Company.

        (7)   No amendment or repeal of any provision of this Bye-law 30 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

31.
Waiver of Claim by the Company and Shareholders

        (1)   The Company and each Shareholder ~~agree to waive~~waives any claim or right of action the Company or such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Chairman, President, Secretary~~,~~  or other Officer, Resident Representative or liquidator or trustee of the Company on account of any action taken by such Director or other such person, or the failure of such Director or other person to take any action, in the performance of his or her duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or other person.

        (2)   The provisions of this Bye-law 31 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Secretary, other Officer, the Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company.

 MEETINGS

32.
Notice of Annual General Meeting

        The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or the President ~~or the Chairman~~, or any two Directors or any Director and the Secretary or the Board shall appoint. At least ~~20~~15 days' notice of such meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat.

33.
Notice of Special General Meeting

        The Chairman or the President ~~or the Chairman~~ or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice to each Shareholder entitled to attend and vote thereat which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.
Accidental Omission of Notice of General Meeting

        The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.
Meeting Called on Requisition of Shareholders

        Notwithstanding anything herein, the Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition shares representing not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

36.
Short Notice

        A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

36A.
Giving Notice and Access

        (1)   A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person; or
(b)	by sending it by mail or courier to such Shareholder's address in the Register of Shareholders; or
(c)
by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or
(d)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.

        (2)   Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

        (3)   Any notice delivered in accordance with Bye-laws 36A (1)(a), 36A(1)(b) or 36A(1)(c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means. Any notice delivered in accordance with Bye-law 36A (1)(d) shall be deemed to have been delivered at the time when the requirements of the Act in that regard have been met.

37.
Postponement of Meetings

        The Chairman or the President or any two Directors may, and the Secretary on instruction from the Chairman or the President or any two Directors shall, postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-laws.

38.
Quorum for General Meeting

        At the commencement of any general meeting of the Company, two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting (without applying adjustments or eliminations of voting power of shares pursuant to Bye-laws 49-~~53~~53, inclusive) shall form a quorum for the transaction of business, provided that, if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

38A.
Chairman to Preside at General Meetings

        Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

39.
Adjournment of Meetings

        (1)   The chairman of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

    (a)
    it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;

    (b)
    the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

    (c)
    an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

        (2)   Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

40.
Attendance at Meetings

        (1)   If the ~~chairman~~Board of Directors, or a committee of the ~~meeting consents~~Board of Directors, approves, Shareholders may participate in any general meeting ~~by means of such telephone~~, subject to any procedures or restrictions established by the Board of Directors, by telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

        (2)   The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meetings are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

41.
Written Resolutions

        (1)   Subject to ~~paragraph (7)~~these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Shareholder that is a corporation, partnership, limited liability company or other form of entity whether or not a company within the meaning of the Act, on behalf of, ~~all~~100% of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

        (2)   A resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation, partnership, limited liability company or other form of entity, whether or not a company within the meaning of the Act, on behalf of, ~~all~~100% of the Shareholders, or any class thereof, in as many counterparts as may be necessary.

        (3)   A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders and such resolution passed shall constitute the holding of a meeting so required under the Act.

        (4)   For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or, in the case of a Shareholder that is a corporation, partnership, limited liability company or other form of entity, whether or not a company within the meaning of the Act, on behalf of, the last Shareholder to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

        (5)   A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be ~~(provided that any such resolution shall be valid only if the last signature of or on behalf~~

~~of a Shareholder is affixed outside the United States of America)~~, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

        (6)   A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

        (7)   This Bye-law shall not apply to a resolution passed to remove an Auditor or a Director from office before the expiration of his term of office.

42.
Attendance of Directors

        The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.
Voting at Meetings~~.~~

        (1)   Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast, but in all cases after giving effect to any adjustments or eliminations of voting power pursuant to Bye-laws 49-53 (inclusive), cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

        (2)   In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means to the extent permitted in accordance with Bye-law 40, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

44.
Voting by Poll

        (1)   At any general meeting, a resolution put to the vote of the meeting or any question proposed for the consideration of the Shareholders shall, in the first instance, be voted upon by poll, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, including, without limitation, the provisions of Bye-laws 49-53 (inclusive) on the adjustments or eliminations of voting power.

        (2)   Where, in accordance with the provisions of paragraph (1) of this Bye-law 44, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every person present at such meeting shall have for each voting share of which such person is the holder or for which such person holds a proxy, the number of votes determined pursuant to Bye-laws 49-53 (inclusive) and such votes shall be counted in the manner set out in paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all of his votes or cast all the votes he uses in the same way. The result of such poll shall be deemed to be the resolution of the meeting at which the poll and for the avoidance of doubt, shall replace any previous resolution upon the same matter which may have been the subject of a vote on a show of hands.

        (3)   A poll taken in accordance with the provisions of paragraph (1) of this Bye-law 44 on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time and place as the chairman (or acting chairman) of the general meeting may direct and any business may be proceeded with pending the taking of the poll.

        (4)   Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and

(if not otherwise indicated on proxy records available to the Company), the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such a manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by ~~a committee of not less than two Shareholders or proxy holders or representatives~~the inspector of election, being a representative of the Company's transfer agent or registrar or such other inspector of election appointed from time to time by the ~~chairman of the meeting~~Board, for the purpose and the result of the poll shall be declared by the chairman of the meeting.

45.
Decision of Chairman

        (1)   At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

        (2)   At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

46.
Instrument of Proxy

        (1)   Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a proxy executed and delivered in accordance with these Bye-laws.

        (2)   A Person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

        (3)   Any Shareholder may appoint a standing proxy or (if a corporation, partnership, limited liability company or other form of entity, by a representative pursuant to Bye-law 47) by depositing at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for the purpose, a proxy or (if a corporation, partnership, limited liability company or other form of entity) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for the purpose. A person so authorized as a proxy or representative shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorized is present at the meeting. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary or appropriate as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

        (4)   Subject to paragraph (3) of this Bye-law the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or~~, in either case~~ in any instrument of proxy sent out by the Company in relation to a meeting or, in any document sent therewith), prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

        (5)   Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written form or electronic form which may include proxies voted by Internet or telephone) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll (as the Act may permit persons to demand a poll) and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

        (6)   A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote, or revocation of the instrument of proxy or of the authority under which it was executed.

        (7)   The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

47.
Representation of Corporations etc. at Meetings

        A corporation, partnership, limited liability company or other form of entity which is a Shareholder may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation, partnership, limited liability company or other form of entity which such person represents as that corporation, partnership, limited liability company or other term of entity could exercise if it were an individual Shareholder and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorized representative or representatives. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation, partnership, limited liability company or other form of entity which is a Shareholder.

VOTES OF SHAREHOLDERS

48.
General

        Subject to the provisions of Bye-laws 49-53 (inclusive) below, and subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Shareholder shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Shareholders shall be based upon the voting power of such Shareholders' shares as determined pursuant to Bye-laws 49-53 (inclusive).

49.
Adjustment of Voting Power

        (1)   The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein provided, however, that the foregoing provision and the remainder of this Bye-law 49 shall not apply in the event that one Shareholder owns greater than 75% of the voting power of the issued and outstanding shares of the Company determined without applying the voting power adjustments or eliminations under Bye-laws 49-53 (inclusive).

        (2)   The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-law 53, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

        (3)   In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all issued and outstanding shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply pro rata to such Shareholders. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above provided however that no shares shall be conferred votes to the extent that doing so will cause any Shareholder to be treated as a 9.5% U.S. Shareholder. Such increase shall be apportioned to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 49-53 (inclusive), a share may carry a fraction of a vote.

50.
Other Adjustments of Voting Power

        In addition to the provisions of Bye-law 49, any shares shall not carry any right to vote to the extent that the Board of Directors determines, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder.

51.
Notice

        Prior to the meeting on which Shareholders shall vote on any matter (or prior to any vote in the case of notification to Shareholders specified in item (3) of this Bye-law), the Board shall use best efforts to (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 49-50 and (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 49-50, and (3) notify in writing or orally each Shareholder of the voting power conferred by its shares determined in accordance with Bye-laws 49-50. For the avoidance of doubt, any failure by the Board to comply with any of the provisions of this Bye-law shall not invalidate any votes cast or the proceedings at the meeting.

52.
Board Determination Binding

        Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-laws 49-53 (inclusive) shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

53.
Requirement to Provide Information and Notice

        (1)   The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder's voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its discretion that such holder's shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Board.

        (2)   Any direct or indirect holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the direct or indirect holder of Controlled Shares of 9.5% or more of the voting power of all issued and outstanding shares of the Company (without giving effect to voting power adjustments or eliminations under Bye-laws 49-53 (inclusive).

        (3)   Notwithstanding the foregoing, no Shareholder shall be liable to any other Shareholder or the Company for any losses or damages resulting from such Shareholder's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (1) or from such Shareholder's failure to give notice under paragraph (2) of this Bye-law 53.

        (4)   Any information provided by any Shareholder to the Company pursuant to this Bye-law 53 or for purposes of making the analysis required by Bye-laws 49-50, shall be deemed "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by such Bye-laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the U.S. Internal Revenue Service (the "Service") if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-laws or (iii) as otherwise required by applicable law or regulation.

        (5)   For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of all Shareholders after application of Bye-laws 49-53 (inclusive). At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

CERTAIN SUBSIDIARIES

54.
Voting of Subsidiary Shares

        Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct non-U.S. subsidiary of the Company, the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to Bye-laws 49-53 (inclusive)) and seek authority from the Shareholders for the Company's corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary. The Board shall cause the Company's corporate representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary. The Board shall have authority to resolve any ambiguity.

55.
Bye-laws or Articles of Association of Certain Subsidiaries

        The Board in its discretion shall require that the Bye-laws or Articles of Association or similar organizational documents of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. Person, shall contain provisions substantially similar to Bye-laws 49-53 (inclusive).

The Company shall enter into agreements, as and when determined by the Board, with each such subsidiary, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law.

SHARE CAPITAL AND SHARES

56.
Rights of Shares

        (1)   Without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the share capital of the Company shall consist of at least one class of common shares that carry voting rights. The holders of shares shall, subject to the provisions of these Bye-laws and unless shares held are not common shares and are classes or series of shares with additional or other rights and restrictions:

  (a)
  be entitled to one vote per share but subject to any adjustments or eliminations of voting power under Bye-laws 49-53 (inclusive);

  (b)
  be entitled to such dividends as the Board may from time to time declare;

  (c)
  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

  (d)
  generally be entitled to enjoy all of the rights attaching to shares.

        (2)   All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, shall except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company. Once a Treasury Share ceases to be held by the Company it will no longer be treated as a Treasury Share and the rights allocated to such share shall be restored on a prospective basis.

57.
Power to Issue Shares

        (1)   Subject to the restrictions, if any that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions and with such rights and restrictions as it may determine and any shares or class or series of shares may be issued with such preferred, deferred, redemption, repurchase or other special rights or such restrictions, whether in regard to dividend, voting (including, without limitation, shares which do not carry any voting rights), return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or series or of any existing class or series of shares and the Board may generally exercise the powers of the Company namely to (a) divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions; (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; (c) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association of the Company, provided however that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of a share from which the reduced share is derived; (d) make provision for the issue and allotment of shares which do not carry any voting rights; and (e) cancel shares which, at the date of the passing of the resolution of the Board in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of the Company's share capital by the amount of the shares so cancelled, without the need of any specific approval of the Shareholders as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to the Act, securities convertible into or exchangeable for shares (including, without limitation, any employee benefit plan providing for the issue of shares or options or rights in respect thereof) on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations and, at such times, for such consideration and on such terms and conditions as it may determine. Without limiting the generality of the foregoing, the Board may create and issue shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restrictions as any other class or series and to establish from time to time the number of preferred shares to be included in each such class or series, and to fix the designation, powers, preferences, voting rights, dividend rights, redemption, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine. Notwithstanding the foregoing or any other provision of these Bye-laws (except for the immediately following sentence), the Company shall not issue any shares or grant options or warrants in any manner that the Board determines may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates. The immediately preceding sentence shall not apply to any issuance of shares or to grants of options or warrants to a person acting as an underwriter in the ordinary course of its business, purchasing such shares, options or warrants pursuant to a purchase agreement to which the Company is a party, for resale.

        (2)   The Board shall, in connection with the issue of any share, have the power to authorize the Company to pay such commission and brokerage as may be permitted by law.

        (3)   Except as authorized by the Board and permitted by applicable law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

        (4)   The Company may from time to time do any one or more of the following things:

  (a)
  make arrangements on the issue of shares for a difference between the Shareholders in the amounts and times of payments of calls on their shares;

  (b)
  accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

  (c)
  pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

  (d)
  issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

58.
Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company

        (1)   Subject to the provisions of the Act, any preference or preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as, before the issue or conversion, may be determined by the Board.

        (2)   If at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having less rights. Further, the rights attaching to the common shares shall be deemed not to be varied by the creation or issue of any share ranking in priority for payment of a dividend or with any other rights more favorable than those conferred by the common shares.

        (3)   The Company may from time to time by resolution of the Shareholders or pursuant to Bye-law 57 (as applicable) change the currency denomination of, increase, alter, divide, consolidate, subdivide, diminish or reduce its share capital in accordance with the provisions of the Act. Where, on any change or reduction of share capital as aforesaid, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Shareholders.

        (4)   The Company may from time to time purchase (or repurchase) its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit.

        (5)   Notwithstanding the foregoing, the Company shall not vary the rights attaching to any class or series of shares, change or reduce its share capital or purchase (or repurchase) its own shares if the Board, after taking into account, among other things, adjustments or eliminations of voting power contained in Bye-laws 49-53 (inclusive), determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates would result from such action.

59.
Registered Holder of Shares

        (1)   The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

        (2)   Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder's address in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

60.
Death of a Joint Holder

        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

61.
Share Certificates

        (1)   Every Shareholder shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding Bye-law 90, the Board may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

        (2)   The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

        (3)   If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

62.
Calls on Shares

        (1)   The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

        (2)   The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

        (3)   Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

        (4)   The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

        (5)   The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

63.
Forfeiture of Shares

        (1)   If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto.

        (2)   If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

        (3)   A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

        (4)   The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

64.
Repurchase of Shares

        (1)   If the Board determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (after giving effect to any adjustments or eliminations of voting power pursuant to the provisions of Bye-laws 49-53 (inclusive)), the Company will have the option but not the obligation to purchase or repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the discretion of the Board to represent such shares' Fair Market Value;

        (2)   "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with paragraph (1) of this Bye-law 64, (a) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last eight (8) trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to paragraph (1) of this Bye-law 64, or (b) (i) with respect to a repurchase, if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by the Board; provided, that the calculation of the Fair Market Value of the shares (A) shall not include any discount relating to (x) the absence of a public trading market for, or any transfer restrictions on, such shares, or (y) the fact that such shares being repurchased represent a minority of the issued and outstanding shares, and (B) shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be. If a Shareholder disagrees with the price so determined by the Board and notifies the Company of such disagreement within ten (10) days after notice of such determination, the Fair Market Value per share and the liquidity discount, if any, will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Shareholder.

REGISTER OF SHAREHOLDERS

65.
Contents of Register of Shareholders

        The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

66.
Inspection of Register of Shareholders

        The Register of Shareholders shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of

Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

67.
Determination of Record Dates

        Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

  (a)
  determining the Shareholders entitled to receive any dividend or distribution; and

  (b)
  determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

68.
Instrument of Transfer

        (1)   Subject to paragraph (5) of Bye-law 69, an instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto or in such other common form as the Board may accept including, without limitation, customary forms of the transfer agent of the Company or those of the New York Stock Exchange (or such other stock exchange as may serve as the primary stock exchange for the Company's common shares). Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

        (2)   The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

69.
Restrictions on Transfer

        (1)   The Board may decline to approve or register any transfer of shares if it appears to the Board, after taking into account, among other things, the adjustments or eliminations of voting power contained in Bye-laws 49-53 (inclusive), that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% of more of the value of the Company or the voting shares of the Company (after giving effect to any adjustments or eliminations of voting power pursuant to the provisions of Bye-laws 49-53 (inclusive)). The Board shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

        (2)   Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Board (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

        (3)   If the Board refuses to register a transfer of any share, the Secretary shall send or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

        (4)   The registration of transfers may be suspended at such times and for such periods as the Board may, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

        (5)   Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

        ~~(6)~~   (6) The restrictions on transfer of shares contained in this Bye-law 69 shall not apply to (a) any transfer that was approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws), or (b) any transfer in connection with any matter approved by the Board prior to these Bye-laws coming into effect, including, without limitation, the initial public offering of the Company~~'~~'s shares; provided, however, any such transfer must be in compliance with applicable consent, authorization or permission of Bermuda Monetary Authority.

70.
Transfers by Joint Holders

        The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

TRANSMISSION OF SHARES

71.
Representative of Deceased Shareholder

        In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may decide as being properly authorized to deal with the shares of a deceased Shareholder.

72.
Registration on Death or Bankruptcy

        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "C" in the Schedule hereto or in such customary form stipulated by the transfer agent of the Company or the New York Stock Exchange or such other stock exchange as may serve as the primary stock exchange for the Company's common shares (as appropriate). On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder's death or bankruptcy, as the case may be.

 DIVIDENDS AND OTHER DISTRIBUTIONS

73.
Declaration of Dividends by the Board

        (1)   The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

        (2)   The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

74.
Other Distributions

        (1)   The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

75.
Reserve Fund

        The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

76.
Deduction of Amounts Due to the Company

        The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls or otherwise.

CAPITALIZATION

77.
Issue of Bonus Shares

        (1)   The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

        (2)   The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

78.
Records of Account

        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

  (a)
  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

  (b)
  all sales and purchases of goods by the Company; and

  (c)
  the assets and liabilities of the Company.

        Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board may determine and shall be available for inspection by the Directors during normal business hours.

79.
Financial Year End

        The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

80.
Financial Statements

        Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in general meeting.

AUDIT

81.
Appointment of Auditor

        Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may not be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

82.
Remuneration of Auditor

        The remuneration of the Auditor shall be fixed by the ~~Company in general meeting or in such manner as the Shareholders may determine~~Audit Committee.

83.
Vacation of Office of Auditor

        If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

84.
Access to Books of the Company

        The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

85.
Report of the Auditor

        (1)   Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited at least once in every year.

        (2)   The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Shareholders in a general meeting.

        (3)   The generally accepted auditing standards referred to in paragraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda, as may be determined by the Board. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

86.
Notices to Shareholders of the Company

        A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder's address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, electronic means (including without limitation, cable, telex, telecopier, facsimile~~, email~~ or electronic mail) or other mode of representing words in a legible and non-transitory form.

87.
Notices to Joint Shareholders

        Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

88.
Service and Delivery of Notice

        Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by electronic means (including without limitation, cable, telex, telecopier, facsimile or electronic mail) or other method as the case may be.

SEAL OF THE COMPANY

89.
The Seal

        The ~~seal of the~~ Company ~~shall be~~may adopt a seal in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

90.
Manner in which Seal is to be Affixed

        (1)   Subject to Bye-law 61, ~~the~~a seal of the Company ~~shall~~may, but need not be affixed to any deed, instrument ~~except~~or document, and if the seal is to be affixed thereto, it shall be attested by the signature of ~~a~~(i) any Director ~~and~~, (ii) any Officer, (iii) the Secretary or ~~any two Directors, or~~(iv) any person ~~appointed~~authorized by the Board for ~~the~~that purpose~~, provided that any Director, Officer or~~.

        (2)   A Resident Representative~~,~~ may, but need not, affix the seal of the Company ~~attested by such Director, Officer or Resident Representative's signature~~ to certify the authenticity of any ~~authenticated~~ copies of ~~these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative~~documents.

WINDING-UP

91.
Winding-Up/Distribution by Liquidator

        If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; provided that each Shareholder holding common shares of the Company shall receive at least the pro rata portion (based on its ownership of such shares) of any cash so distributed. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

92.
Alteration of Bye-Laws

        No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders.

SCHEDULE—FORM A (BYE-LAW 63)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

        You have failed to pay the call of [amount of call] made on the                          day of                         , 20         last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Shareholders of the Company, on the                          day of                         , 20         last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of                         per annum computed from the said                          day of                         , 20         last, on or before the                          day of                         , 20         next at the place of business of the Company, the share(s) will be liable to be forfeited.

Dated this                          day of                         , 20

[Signature of Secretary]
By order of the Board

SCHEDULE—FORM B (BYE-LAW 68)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED
[amount]
[transferor]

Hereby sell assign and transfer unto
[transferee]

Of
[address]
[number of shares]

shares of
[name of Company]

Dated
(Transferor)
In the presence of:
(Witness)
(Transferor)
In the presence of:
(Witness)

SCHEDULE—FORM C (BYE-LAW 72)

TRANSFER BY A PERSON
BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A SHAREHOLDER

        I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Shareholder] to [number] share(s) standing in the register of Shareholders of [Company] in the name of the said [name of deceased Shareholder] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this          day of                         , 20         Signed by the above-named

[person or persons entitled]
in the presence of:

        Signed by the above-named
[transferee]
in the presence of:

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 5, 2010. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/ago Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Assured Guaranty Ltd. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# 66116 Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Nominees: 01-Neil Baron 02-G. Lawrence Buhl 03-Dominic J. Frederico I Will Attend Meeting (1) ELECTION OF DIRECTORS FOR TERM EXPIRING IN 2013 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 4 FOR ALL WITHHOLD FOR ALL *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions _____________________________________ (4.1) Authorizing the Company to vote for directors of our subsidiary, Assured Guaranty Re Ltd. (“AG Re”), for term expiring in 2011: (4) SUBSIDIARY PROPOSALS FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 01-Howard Albert 02-Robert A. Bailenson 03-Russell B. Brewer 04-Gary Burnet 05-Dominic J. Frederico 06-Séan McCarthy 07-James M. Michener 08-Robert B. Mills 09-Kevin Pearson 10-Andrew Pickering (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions _______________________________________________________________ FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (4.2) Authorizing the Company to vote for the appointment of PricewaterhouseCoopers LLP (“PwC”) as AG Re’s independent auditors for the year ending December 31, 2010 (2) AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYE-LAWS (3) RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR YEAR ENDING DECEMBER 31, 2010 (4.3) Authorizing the Company to vote for the appointment of PwC as independent auditors of our subsidiary, Assured Guaranty Ireland Holdings Ltd., for the year ending December 31, 2010

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3537 SOUTH HACKENSACK, NJ 07606-9237 You can now access your Assured Guaranty Ltd. account online. Access your Assured Guaranty Ltd. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Assured Guaranty Ltd., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. WO# 66116 PROXY ASSURED GUARANTY LTD. ANNUAL GENERAL MEETING OF STOCKHOLDERS – MAY 6, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Dominic J. Frederico, Robert B. Mills and James M. Michener as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Assured Guaranty Ltd. (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting to be held at 8 a.m. Atlantic Time on May 6, 2010 at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) for the election of each of Neil Baron, G. Lawrence Buhl and Dominic J. Frederico, (2) for the amendment and restatement of the Company’s Bye-laws, (3) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 and (4) for the approval of the proposals relating to the Company’s subsidiaries, Assured Guaranty Re Ltd. (“Ag Re”) and Assured Guaranty Ireland Holdings Ltd. (“AG Ireland”). The Board of Directors of Assured Guaranty Ltd. recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment and restatement of the Company’s Bye-laws, “FOR” the appointment of PricewaterhouseCoopers LLP and “FOR” the proposals relating to AG Re and AG Ireland. (Continued and to be marked, dated and signed, on the other side)